Exhibit 4.7

[INFORMAL ENGLISH TRANSLATION]

Unprotected Lease Agreement

Entered into and executed July 19, 2007

Between:	The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.
Priv. co. no. 51-3082321
PO Box. 4888, Old City of Caesarea, 38900
(hereinafter: the “Company”)

the Party of the First Part;

and between	Itamar Medical Ltd.
Private co. no. 512434218
2 Ha-Eshel Street, Industry and Business Park, Caesarea 38900
(hereinafter: the “Tenant”)

the Party of the second part;

Whereas	the Company is the sublessee and owns exclusive rights of possession in the land with an area of approximately 1.1011 acres, known as lot 1005 on part of block 1 on parcel 10658 and which is located in the Business and Industry Park in Caesarea (hereinafter: the "Lot");

And whereas	without derogating from what is stated in Section 12.3, below, the Company declares that other than the ownership rights of the State of Israel and the primary lessee of the Lot, as specified in the Land Registry Ledgers, and, in particular, the mortgage that it undertook to register in favor of Bank Hapoalim Ltd. in connection with the Ofek 2 and Ofek 3 structure with respect to which cautionary notes were registered under deed 23650/0002 and deed 23650/0003 which are dated July 17, 2005, the Lot is free of third party rights and/or attachments and/or charges, despite the registration of cautionary notes in relation to block 1 parcel 10658.

And whereas	the Company, itself or by means of a representative, will build the structure, as defined below, on the Lot, and it wishes to lease the Leasehold as it is defined below, to the Tenant, all as specified in this Agreement and its appendices;

And whereas	the Parties wish to settle the terms relating to the lease of the Leasehold to the Tenant and operation of the Tenant's business in the Leasehold, with everything involved, connected to, and stemming from the same, all in accordance with the provisions of this Agreement and according to what is specified in its appendices attached thereto;

And whereas	the Company and the Tenant declare that there is no impediment under any law or agreement to the engagement that is the subject of this Agreement;

Therefore, it is stipulated, declared, and agreed between the Parties as follows:

1.	Introduction

1.1	The introduction to this Agreement and its appendices constitute an integral part hereof.

1.2	The titles of the sections in this Agreement are for convenience only and shall not be given any interpretive weight.

2.	Definitions and Appendices

2.1	The following terms shall have the definition appearing below alongside them unless it is inconsistent with context:

The "Index" – the price index known as the "Consumer Price Index" (cost-of-living index) including fruits and vegetables, that is published by the Central Bureau for Statistics and Economic Research, including that same index even if it is published by a different governmental institution as well as any official index that replaces it, whether based on the same data on which the existing Index is based or not. If replaced by another index, the ratio between it and the replaced Index shall be as determined by the Central Bureau of Statistics and Economic Research. If the Central Bureau of Statistics does not determine such ratio, the ratio between the indices shall be determined by the Company's accountants and their determination shall be final and binding upon the Parties.

The "Base Index” – the Index for June 2007 (the Index known on the date of the execution of this Agreement) as published on July 15, 2007, which is 451.93 points (according to a 1987 average basis).

The "Leasehold" – that will be built and delivered to the Tenant after its completion as specified in this Agreement, below, including the top floor (floor B) in the southern wing, the entire northern wing, consisting of 3 floors (including the ground 4 + floor A + floor B) in the Structure (as it is defined, below) as indicated in blue on the print attached to the Agreement as Appendix A (hereinafter: the "Hall") and a split floor in the northern wing (hereinafter: the "Split Floor"), a part of which will serve as a storeroom as indicated in red on the blueprint attached as Appendix A to this Agreement (hereinafter: the "Storeroom") and part of which will serve as a parking-lot that includes 18 covered parking spots as indicated in green on the blueprint attached as Appendix H of this Agreement (hereinafter: the "Covered Parking Spots") and 24 Uncovered Parking Spots in the yard of the Structure, as indicated in yellow on the blueprint attached as Appendix A1 (hereinafter: the "Uncovered Parking Spots").

The "Structure" – a two wing structure with 3 floors (called Ofek 4) that is planned to be constructed on the Lot by the Company or its representative in accordance with the detailed plans for the shell of the Leasehold attached as Appendix B2 to this Agreement and in which the northern wing will contain the Leasehold as it is defined, above.

The "Supervisor" – the supervising engineer who will be employed by the Company to supervise the work of constructing the structures or any other supervising engineer determined by the Company for purposes of this Agreement, at its absolute and exclusive discretion.

2.2	The following documents are attached as appendices to this Agreement and constitute an integral part hereof:

A blueprint of the Leasehold and the parking spots – Appendices A and A1 (the blueprint of the external parking spots A1 will be attached in the future)

Detailed plans for the Leasehold – Appendix B2

The technical specifications for the Leasehold (shell), hereinafter: the "Specifications" – Appendix C

The Structure's Management Agreement – Appendix D

Appendix containing a list of the known expenses in construction of the Leasehold – Appendix D1

Letter of undertaking to manage [the] Park – Appendix E

Confirmation of Insurance – Appendix F

Bank Guarantee wording – Appendix G

First Chapter – the Lease

3.	The Lease and the Leasehold

3.1	The Company hereby undertakes to lease the Leasehold to the Tenant and the Tenant hereby undertakes to lease the Leasehold from the Company as of the Delivery Date as it is defined, below, for the Purpose of the Lease as defined in Section 5, below, and for this purpose alone, for the duration of the Term of the Lease as defined in Section 6, below, and in accordance with its undertakings in Section 8, below, in particular and in this Agreement, in general, and after all approvals are obtained with regard to occupancy of the Structure in general and the Leasehold in particular.

3.2	The Company undertakes to construct the Leasehold, subject to all laws and in accordance with the Detailed Plans of the Leasehold (Appendix B to), the Specifications (Appendix C), and the Interior Adjustment Plans, and subject to the provisions of Sections 8.2 and 8.3, below. Is clarified that to the extent there is a contradiction in technical and/or engineering matters between the provisions of the Specifications and the provisions of this Agreement, the provisions of the Specifications shall prevail.

3.2.A	The Parties agree that if all of the permits required in order to build the Structure are not received within 45 days of the date of the execution of this Agreement, this Agreement will be considered rescinded. Subject to payment of the Tenant's planning expenses by the Company, as it shall approve in advance and in writing, no party shall have any lawsuit and/or claim against its counterpart in connection with the rescission of this Agreement, including – without derogating from the generality of the above – claims of the Tenant regarding planning expenses additional to those paid to it by the Company and/or other expenses it will incur, if any, provided that the reason the permits are not obtained does not stem from an action and/or omission and/or negligence by the Tenant.

3.3	It is agreed between the Parties that based solely on an estimate, which is based on the detailed plans for the Leasehold, Appendix B2, the area of the hall is expected to be approximately 2269 m², the area of the Storeroom is expected to be approximately 22 m², and the area of the Split Floor is expected to be approximately 578 m² (the area of the entire Leasehold other than the Uncovered Parking Spots is expected to be approximately 2847 m²); however the final areas of the Hall and the Storeroom will be determined by a survey that will be taken based on the actual construction according to the external wall line (regarding common walls between the Leasehold and other tenants, half the area on which the wall is constructed will be counted), which will be taken by a licensed surveyor from the Company. To this area shall be added 66% of the public areas marked in yellow on the blueprint of the Leasehold, Appendix A.

The Company shall provide the Tenant with the results of the above survey that shall actually be made and shall not be based on plans, not later than 30 days following the Delivery Date. To the extent there is a dispute regarding the results of the survey of the area of the Leasehold, the Tenant shall contact the Company in writing within 14 days of receipt of the Company's above notice regarding the area of the Leasehold and the Parties will appoint an agreed-upon surveyor and the agreed-upon surveyor will provide the Parties with the results of his survey within 14 days of the Parties' request and, in any case, not less than 90 days following the Delivery Date. The Tenant shall bear all of the agreed-upon surveyor's expenses, but should the results of the agreed-upon surveyor's survey show a deviation exceeding 3% of the expected area of the Leasehold as specified above or more, the Company shall bear all of the agreed-upon surveyor's expenses.

The Company's determination regarding the area of the Leasehold, to the extent the Tenant did not contact it regarding this matter on the above date, or the agreed-upon surveyor's determination, as applicable, shall be final and the Tenant waives any claim against the Company regarding the survey of the Hall as described above, subject to the stipulation that, in any event, its final area shall not be more than 5% greater or less than its expected area as specified above, and it is agreed that a deviation of up to 5% in the area of the Hall does not constitute a breach of the provisions of this Agreement.

It is clarified that the area as determined by the above surveyor shall constitute the area of the Hall with regard to this Agreement.

4.	Inapplicability of Tenant Protection Laws

The Parties hereby declare and agree as follows:

4.1	That as of the date of the execution of this Agreement, the Leasehold is and shall be at the time it is delivered, an empty property as this term is defined in the Tenant Protection Law [Consolidated Version], 1972.

4.2	That the Tenant did not and will not pay, and the Company did not and will not receive, any key money or any other consideration, in any form whatsoever, with respect to the lease of the Leasehold, other than the consideration expressly indicated in this Agreement, which is not key money.

4.3	That the Tenant Protection Law [Consolidated Version], 1972, or any other tenant protection law, whether existing or future, does not apply to the Leasehold and/or in connection with the Leasehold and/or to the lease relationship under this Agreement.

4.4	That everything stated in this Section, above, constitutes a primary and material term for the Company engaging with the Tenant under this Agreement.

5.	Purpose of the Lease

The Purpose of the Lease is for purposes of developing and manufacturing electronic equipment and medical devices by the Tenant only and in accordance with the provisions of this Agreement, below (hereinafter: the "Purpose of the Lease"). We emphasize expressly that the Tenant shall not use the Leasehold for any other or additional purpose whatsoever, other than this purpose.

6.	The Term of the Lease

6.1	Subject to what is stated below, the Company hereby undertakes to lease to the Tenant and the Tenant hereby undertakes to lease from the Company, the Leasehold, for the Purpose of the Lease as specified in Section 5 for a period of five (5) years, meaning – 60 months, as of the Delivery Date and in accordance with the remaining terms of this Agreement (hereinafter: the "Term of the Lease").

6.2	At the end of the Term of the Lease, the Tenant will be able to extend this Agreement for an additional term of 60 months, commencing on __________ and ending on ____________ [to be completed on the actual Delivery Date] (hereinafter: the "Extended Lease Term"). Such extension shall be conditioned on the Tenant notify the Company in writing, 90 days prior to the end of the Term of the Lease, of its desire to extend the duration of this Agreement, with the precondition that as of the commencement of the Term of the Lease and until such date, the Tenant has fulfilled all of its obligations under this Agreement. It is clarified that to the extent the Tenant breached any of its obligations but, after the Company's warning, corrected the breach by the required date, the Tenant will be considered to have fulfilled all of its obligations under this Agreement.

If the Tenant did not give notice of its intent to extend the Term of the Lease on the above date, the Company shall be entitled to lease the Leasehold to any third party and/or use it itself, at its discretion.

6.3	All provisions of this Agreement shall also apply to the Extended Term of the Lease, mutatis mutandis, other than the provision of Section 6.2, above, regarding extension of this Agreement and Section 11.1, below, regarding the rent during the Term of the Lease.

6.4	The Tenant undertakes to annually renew said insurance policies and said bank guarantee in accordance with the provisions of this Agreement, below, such that they will apply during the entire Term of the Lease and during the Extended Term of the Lease.

6.5	For the avoidance of doubt, it is hereby expressly clarified that subject to the provisions of this Agreement, the Tenant is not entitled to terminate its engagement under this Agreement on a date earlier than the end date of the Term of the Lease, for any reason whatsoever, and that the provisions of this Agreement, including but without derogating from the generality of the above, the Tenant's undertaking to make all payments that apply to it under this Agreement, shall apply in full, whether the Tenant makes actual use of the Leasehold or not.

7.	Management of the Structures

The Tenant declares that it is aware that the Company shall manage the structures itself and/or by means of others and that it undertakes to execute, upon execution of this Agreement, the structures’ Management Agreement attached as Appendix D to this Agreement and which constitutes an integral part hereof (hereinafter: the "Management Agreement"), according to which, inter alia, it shall be obligated to pay the structures' management fees.

Second Chapter – Construction and Delivery of the Leasehold

8.	Construction of the Leasehold

8.1	The Tenant declares and confirms that it had the opportunity to examine the blueprints (Appendices a and A1) the Detailed Plans of the Leasehold (Appendix B2), the Specifications (Appendix C), and that it found them and the planning of the Leasehold suitable to its requirements and needs and that after having had the opportunity to examine all of the planning data, the physical and legal data, as provided it by the Company, it wishes and undertakes to lease the Leasehold on the Delivery Date for the Purpose of the Lease, all as specified in this Agreement and all subject to the accuracy of the Company's declarations in this Agreement.

The Tenant also declares that it was able to see and examine the zoning of the Leasehold and the areas adjacent to it in the Park that the Company built and/or will build and that the zoning of these areas according to these plans is known to it and it does not and will not have any claim in connection therewith.

8.2	The Tenant undertakes to provide for the Company's approval all of the plans and Specifications in relation to the interior of the Leasehold, including but without derogating from the generality of the above, internal division plans, consultants' plans, system plans, and the program of the Leasehold, no later than the end of 120 days following the execution of this Agreement.

The Company will examine the internal division plans and the Specifications submitted to it by the Tenant as described above and, within 14 business days from the date of their receipt, will notify the lessor in writing if it approves these plans and Specifications or what amendments must be made, to the extent it requires amendments, while providing an explanation for each amendment to the extent it is required. The Tenant will make the amendments required by the Company within 14 business days and the Company will review them within 14 business days. The Company will not refuse to approve the plans and Specifications submitted to it as described above except upon reasonable grounds.

The above plans and Specifications, after approved by the Company's signature, will hereinafter jointly be called: the "Interior Plans."

8.2.A	The Company will prepare an estimate for the execution of the Interior Plans that will include a bill of quantities and proposed prices with regard to it (hereinafter: the "Proposed Estimate") and will forward it for the Tenant's approval within 45 days of the Company's approval of the Interior Plans as described in Section 8.2, above.

It is agreed between the Parties that the Proposed Estimate will not exceed the sum of NIS 1900 per square meter (hereinafter: the "Maximal Estimate") and that to the extent that it exceeds the Maximal Estimate, the Tenant will modify the Interior Plans until the Company certifies that the Proposed Estimate with regard thereto does not exceed the amount of the Maximal Estimate.

For the avoidance of doubt, it is clarified that the Final Cost as it is defined in Section 8.5, above, will be determined according to the actual cost of executing the Interior Plans and not according to the Proposed Estimate, subject to approval in advance by the Tenant as specified above to the extent the actual execution cost exceed more than 10% of the Proposed Estimate.

8.2.B	It is agreed that execution of the Interior Plans will be done by the Company according to the Interior Plans, but it is agreed that for purposes of the above, the Tenant will be entitled to propose up to three contractors to the Company from whom the Company will also request proposals for executing the Interior Plans (in additional to at least 3 contractors from whom the Company will choose to request proposals) and provided that these will be contractors registered in the Contractor Registry, of appropriate quality, professional level and experience for carrying out work of this type. The Company shall seek proposals in relation to execution of the Interior Plans both from a prime contractor as well as trade contractors.

For the avoidance of doubt, it is clarified that in any case the Company shall engage a contractor according to its choice and at its exclusive discretion, and according to the accepted process in the Company, and the Tenant shall not have any claim and/or lawsuit and/or demand in connection therewith, subject to the Tenant's participation as an observer at the contractor selection meeting, and to the extent it so demanded of the Company, received an explanation in writing for the Company's choice of contractor.

8.2.C	If it turns out that the cost of the execution of the Interior Plans according to the winning bid is expected to be higher than the Proposed Estimate by more than 10%, the Company will notify the Tenant, and within 10 business days of the Company's notice the Tenant will approve it in writing or, alternatively, will amend the Interior Plans in a manner that results in the expected cost of the execution of the Interior Plans meeting the Proposed Estimate. To the extent that the cost of executing the Interior Plans according to the above proposal exceeds the Maximal Estimate, the Company is entitled to require the Tenant to change Interior Plans as stated.

8.3	Should the Tenant express its desire to make modifications and/or additions to the Interior Plans after the date stated in Section 8.2, above, the Tenant will provide the Company with a detailed request for modifications to the Company and the following provisions will apply:

Within 10 business days of receipt of the Tenant's request as specified above, the Company will notify the Tenant of its assessment regarding the cost of the modifications requested by it and the changes regarding the extension of the timetable for completion of the Leasehold stemming from changes and/or additions as indicated above, if any. Should the Tenant request that the changes and/or additions be made despite said extension of the timetable, it shall confirm its agreement to the extension and cost of the changes in writing and the Company will execute these works (subject to the Proposed Estimate and the cost of the changes together not exceeding the Maximal Estimate). In the absence of the Tenant's consent as above, the Company will be under no obligation to make the changes and/or additions, and this will not derogate from the Tenant's right to make the changes and/or additions itself, after delivery, in accordance with the provisions of this Agreement.

Notwithstanding the above, the Company is not obligated to approve changes and/or additions to the Interior Adjustment Plans after the date stated in Section 8.2, above, and such decision shall be at the Company's exclusive discretion.

8.4	It is agreed that nondelivery of the Leasehold on the Delivery Date as a result of the Tenants lateness in providing the Interior Adjustment Plans as specified in Section 8.2, above, and/or as a result of changes and/or additions requested by the Tenant to the Specifications (Appendix C) and/or the Interior Adjustment Plans as specified in Section 8.3, above, will be considered a lateness stemming from an action by the Tenant who will bear the rent and all other payments that apply to it under this Agreement even before actual delivery with respect to the entire period of delay incurred by it as opposed to the Delivery Date as defined in Section 9.1, below.

8.5	No later than the end of 60 days following the Delivery Date as stated in Section 9.1, above, the Company will submit the final breakdown of costs to the Tenant for the construction of the Leasehold according to a calculation that will be made by the Company and that will be based on its actual expenses, including all of the Company's expenses in relation to the Leasehold, both expenses the amounts of which are known on the date of the application of this Agreement, as specified in Appendix D1 to this Agreement and which constitute an integral part hereof, as well as all of the additional expenses, as they will actually be, the management, licensing, the execution of the building permit, the detailed plans, and the Specifications (Appendices B1, B2, and C to the Agreement), including wages for contractors, consultants of all types, suppliers, etc., expenses for the execution of the Interior Plans, and expenses for the management and oversight of the execution of such detailed plans and Interior Plans (hereinafter: the "Final Cost").

Any dispute relating and/or connected to the Final Costs, other than the expenses specified in Appendix D1 to this Agreement, shall be given for adjudication by a sole arbitrator who shall be chosen by agreement between the Parties, and in the absence of agreement between them an arbitrator who shall be chosen by the chair of the Israel Bar Association. The arbitrator will be released from procedural requirements but will be subject to substantive law. The arbitrator will explain his decision and will be entitled to issue temporary orders during the course of the arbitration. The arbitrator will be entitled to receive assistance from various experts who shall be appointed by him as he sees fit.

9.	Delivery of the Leasehold

9.1	Subject to submission of the materials and data as stated in subsection 8.2, above, on time, by the Tenant, the Company will complete construction of the Leasehold at an appropriate level where all of the Leasehold's systems are functional and work properly and conform to the provisions of all laws, and, inter alia, where all of the permits and/or approvals required for occupancy of the Leasehold were issued, and after the Company conducted a thermal examination of the electrical boards in accordance with the Israel Electric Company's standards, such that it is suitable for use and according to what is stated in Section 8, above, within 12 months of the date of receipt of the construction permit for the Structure (hereinafter: the "Delivery Date"). The Tenant undertakes to appear at the Leasehold on the Delivery Date in order to take possession of the Leasehold, provided that construction of the Leasehold has been completed by that same date as described above and it was provided with notice of same by the Company 30 days in advance.

9.2	14 (fourteen) days prior to the date of delivery of possession of the Leasehold, an examination of the Leasehold shall be made by the Tenant's engineer and the Supervisor, who will examine and certify that the Leasehold is ready for delivery in accordance with what is stated in subsection 9.1, above (hereinafter: the "Leasehold Examination Protocol"). To the extent defect and/or nonconformities to the Specifications are discovered, they will be listed in the delivery protocol, and the Company will ensure their repair within a reasonable amount of time. Defects or nonconformities requiring urgent repair will be repaired immediately and/or will delay the Delivery Date until after their repair. In any instance of a dispute regarding the matters that are the subject of this Section 9.2, it will be decided with the agreement of the Tenant's engineer and the Supervisor. In the event a difference of opinion arises between the Tenant's engineer and the Supervisor, an adjudicating engineer will be appointed within 7 days by mutual consent of the Parties, and, if the Parties do not reach agreement, the adjudicating engineer will be appointed by the head of the Engineers Association within 10 days of the Parties' request. The adjudicating engineer shall adjudicate the dispute within seven days of the request of either of the Parties and his adjudication shall be decisive and binding upon the Parties. It is agreed that repairs and/or defects and nonconformities to the Specifications that do not interfere with reasonable use of the Leasehold will not constitute cause for delaying receipt of possession by the Tenant.

9.3	On the Delivery Date, the Parties will sign a protocol in which they will indicate delivery of the Leasehold to the Tenant (hereinafter: the "Delivery Protocol") The signature of both Parties on the Delivery Protocol and delivery of the keys to the Leasehold to the Tenant will constitute prima facie evidence of the fact that the Tenant received possession of the Leasehold in a finished and complete state according to the terms of this Agreement and that it hereby waives, fully and finally, any claims of defect or choice or nonconformity of any kind whatsoever with respect to the Structure and/or the Leasehold or in relation thereto, subject to its rights regarding a hidden defect under the law.

9.4	Should construction of the Leasehold in accordance with the provisions of this Agreement be completed and the Tenant, for any reason whatsoever, other than because of a breach of this Agreement by the Company, did not appear at the Leasehold on the Delivery Date and as a result, did not take possession of the Leasehold on time or appeared and refused to take possession of the Leasehold in violation of the provisions of this Agreement, the Leasehold will be considered to have been delivered for all intents and purposes on the Delivery Date and the Tenant will be subject to all of the obligations under this Agreement which apply to it as of the Delivery Date. Included in this, the Tenant will be subject to all of the obligations to make payments (including based on the Management Agreement), responsibility for the condition of the Leasehold, its maintenance and safeguarding, and the obligation to pay all expenses, taxes, and levies stemming from possession of the Leasehold.

10.	Postponement of the Delivery Date

10.1	In the event the Leasehold is not delivered to the Tenant on the Delivery Date stipulated in Section 9.1, above, not as a result of an action or omission by the Tenant, the Delivery Date will be postponed, and the Term of the Lease will commence on the actual Delivery Date or on the date on which the Leasehold is completed and deliverable in accordance with the provisions of Section 9, above, as noticed to the Tenant in advance, whichever is earlier. Any such postponed date will be considered the Delivery Date for purposes of this Agreement.

10.2	With respect to each day of delay in delivery of the Leasehold vis-à-vis the Delivery Date stipulated in Section 9.1, above, that is not the lateness specified in Section 10.3 and which is not a delay stemming from an action or omission that is the responsibility of the Tenant, the Company will pay the Tenant, as of the hundred and 121st day of delay and thereafter, liquidated damages equal to 50% of the rent under this Agreement.

Said damages will be paid to the Tenant as an offset from the rent that it must pay to the Company under this Agreement on the date it is obligated to pay them until full payment of the amount of the damages it is owed.

For the avoidance of doubt, it is hereby clarified that the amount of the liquidated damages described in this Section (excluding the extension of the lease in the Ofek 1 building as specified in Section 25.1.A, below) is the exclusive, final, and absolute, compensation with respect to the delay as stated in this subsection; the Tenant will not have any additional claim or lawsuit of any kind whatsoever against the Company in connection with such delay.

10.3	For the avoidance of doubt, it is clarified that delay of the Delivery Date of up to 120 days or delay based on force majeure will not entitle the Tenant to compensation as specified in Section 10.2, above will not constitute a material breach of this Agreement as specified in Sections 25.1 A and 25.1 B, below.

Third Chapter – the Consideration

11.	The Rent

11.1	In consideration for the lease of the Leasehold during the Term of the Lease, the Tenant undertakes to pay the Company, for the Leasehold, annual rent in a sum equal to 9.7% of the Final Cost (as defined in Section 8.5, above), per year, a sum equal to NIS _______ per year with respect to the entire Leasehold [will be completed after determination of the Final Cost by the Company as specified in Section 8.5, above] (hereinafter: the "Annual Rent").

The monthly rent will be in a sum equal to 1/12 of the Annual Rent, meaning a sum of NIS _____ per month [to be completed after determination of the Final Cost] (hereinafter: the "Rent").

11.1.A	It is agreed that the Company shall bear the Tenant's moving costs from the previous leasehold to the Leasehold, which are specified below, up to the amount of NIS 630,000 not including VAT only (hereinafter: the "Additional Expenses"), in exchange for receipts and documents with which the Tenant will presented upon demand:

11.1.A.1	Architect's fees in order to prepare the Interior Adjustment Plans for the Leasehold.
11.1.A.2	Management and oversight fees for the Interior Adjustment Plans on behalf of the Tenant.
11.1.A.3	Fees for dedicated consultants for the Leasehold.
11.1.A.4	Costs of moving the computer communications to the Leasehold.
11.1.A.5	The cost of constructing an antiseptic floor in the laboratories that will be built in the Leasehold.
11.1.A.6	The cost of constructing an alarm system in the Leasehold.
11.1.A.7	The cost of constructing special plumbing in the Leasehold.

For the avoidance of doubt, it is expressly clarified that to the extent the Additional Expenses exceed the sum of NIS 630,000 not including VAT or expenses that are not as specified above and for which the Company did not give its prior written approval, at its exclusive discretion, the Tenant will bear all of these expenses itself and on its account and will not have any claim and/or lawsuit against the Company in connection therewith.

During the course of the entire Term of the Lease, the Tenant will pay the Company a sum equal to 12% of the Additional Expenses per year, meaning the sum of NIS ________ per year [to be completed retroactively] (hereinafter: the "Additional Annual Rent"). The additional monthly Rent will be in a sum equal to 1/12 of the Additional Annual Rent, meaning a sum of NIS __________ [to be completed retroactively] (hereinafter: the "Additional Rent").

All provisions of this Agreement that apply to the Rent will also apply to the Additional Rent as if they were part of the Rent, whether written expressly this Agreement or not.

11.1.B	In consideration of the lease of the Leasehold during the Extended Term of the Lease, the Tenant undertakes to pay the Company for the Leasehold Rent and Additional Rent in a sum equal to the Rent paid in Section 11.1, above, and the Additional Rent paid in Section 11.1.A, above, plus a real increase of 0.5%, meaning the sum stated in Section 11.1, above, plus the sum stated in Section 11.1.A, above, plus Index linkage differentials as required under Section 11.2, below, plus an additional 0.5% thereon.

11.2	Linkage differentials will be added to the Rent and the Additional Rent at the rate of the increase in the Index between the Base Index and the last known index as of the date of the payment of any amount whatever on account of the Rent.

For the avoidance of doubt, it is clarified that in any case in which the New Index shall be lower than the Base Index, the amounts denominated in this Agreement will not change.

11.3	VAT as required by law will be added to the Rent and the Additional Rent plus the linkage differentials stated in Section 11.2, above.

11.4	The Rent and the Additional Rent will be paid to the Company by the Tenant at the start of each quarter, in advance, in relation to the quarter that is beginning, by means of a standing order which the Tenant will create in favor of the Company or in any other way that the Company shall instruct.

11.5	That without derogating from the Company's rights under this Agreement and under the provisions of any law, any delay in a payment which the Tenant must make under the provisions of this Agreement will bear interest at the maximal rate in practice at that time at Bank Hapoalim Ltd. on a debitory account with respect to overdrafts exceeding the permitted overdraft amount, as of the seventh business day following the delay.

11.6	The order and manner by which payments made by the Tenant will be imputed will be determined by the Company at its discretion.

Fourth Chapter – Tenant's Declarations and Undertakings

12.	Tenant’s Declarations

Without derogating from its other declarations under this Agreement, the Tenant further declares:

12.1	That it examined the blueprints (Appendix A), the Detailed Plans of the Leasehold (Appendix B2), the Specifications (Appendix C), and the surroundings of the Leasehold, including the terms and other data that have an influence on the performance of this Agreement by it, as provided to it by the Company, as well as the possibility of obtaining all of the licenses and permits under the law for managing the Leasehold in accordance with the Purpose of the Lease specified in Section 5, above, and found them suitable to its needs, requirements, and purposes, and that it hereby waives, subject to what is stated in any law (including reserving its rights regarding hidden fault and/or defect), any claims of fault or option or nonconformity of any kind whatsoever, in relation to the above.

12.2	The Tenant hereby declares that it possesses the know-how and experience to operate the Leasehold as described in the Purpose of the Lease in Section 5, above, and that it possesses or is able to obtain all of the manpower, equipment, and financial and other means required, in order to operate and manage the Leasehold in order to fulfill the Purpose of the Lease in accordance with the lease terms, at a high level appropriate to the requirements of this Agreement and in accordance with its terms, and to fulfill all of its obligations to the Company under this Agreement.

12.3	The Tenant declares that it is aware that the Company mortgages and/or will in the future mortgage and assign, by way of a lien, its rights to receive money from the Tenant under this Agreement and its Appendices, in favor of any bank or any other financial institution (hereinafter, in this Section: the "Bank") for the purpose of ensuring the financing and/or credit issued and/or that will be issued to the Company by the Bank, and the Tenant undertakes, to the extent the Company instructed it to do so in writing, that it will make all the payments that it owes to the Company under this Agreement and its Appendices to a particular account in the Bank that the Company will instruct, to the extent it will so instruct, and to this account alone. Similarly, Tenant undertakes to sign any document in commonly accepted wording as required by the Bank, if required, in connection with payment of those amounts that it owes to the Company under this Agreement to a particular account in the above Bank, all provided that the Tenant's rights shall not be infringed.

13.	Licenses and Approvals

13.1	The Tenant undertakes to obtain all of the licenses and/or permits required under any law or by virtue thereof for the purpose of or in connection with operating the Leasehold according to the Purpose of the Lease and/or in connection with this Agreement from all relevant authorities. The Tenant undertakes to do everything required, to pay at its expense, all payments connected therewith and to ensure that all of the above licenses and/or permits will be in effect during the entire term of this Agreement.

For the avoidance of doubt, it is clarified and emphasized that the Company is not responsible for obtaining any licenses and/or permits as described above.

It is clarified that with regard to a business license, the Company will issue the Tenant, at its request, confirmation from an authorized examiner regarding the functionality of the fire extinguishing system in order to obtain and/or renew the Tenant's business license.

The Company will be responsible for the fire extinguishing system being functional throughout the Term of the Lease, inter alia, in order to comply with the fire department's requirement for the business license.

13.2	The Tenant undertakes to operate the Leasehold in accordance with all of the licenses and/or permits issued it and to abide by and fulfill the requirements of any law, statute, administrative law, regulations, orders, guidelines, urban master plans, or any other requirements by the competent authorities under the law that apply in connection with the Purpose of the Lease.

13.3	The Tenant undertakes to maintain the Leasehold in whole, good, clean, and functional condition. The Tenant undertakes to refrain from any action or omission that can cause a nuisance or injury to visitors to the Leasehold and/or the Structure and/or the other rights holders in the Structure.

14.	Additional Tenants and Construction Adjacent to the Leasehold

14.1	In addition to what is stated in this Agreement, above, the Tenant confirms its awareness regarding the Company's plans to lease additional portions of the Structure and/or the areas adjacent to it and that development of the areas adjacent to it, to the extent the Company elects to do so, will be arranged during the course of the Term of the Lease under this Agreement.

It is agreed that in any event none of the above shall derogate from the Tenant's right to make reasonable and safe use of the Leasehold and to enjoy reasonable access to the Leasehold.

14A	The Company undertakes that the remainder of the area of the Structure will be leased to tenants whose activities do not involve pollution or noise that prevents reasonable use of the Leasehold for the Purpose of the Lease under this Agreement.

14.2	The Tenant hereby waives any claim regarding interference with use of the Leasehold and/or regarding any nuisance originating in such construction that will take place, if it takes place, and undertakes that neither it nor any of its agents will file a lawsuit or demand for any compensation or reduction in the Rent with respect to the above, unless it is prevented from making reasonable use of the Leasehold and/or having reasonable access to the Leasehold.

The Tenant hereby undertakes to cooperate with the Company reasonably and in good faith, to the extent its cooperation is required, during the course of the execution of the work specified in Section 14.1, above.

15.	Changes

15.1	The Tenant is not entitled to make any external modifications, renovations, repairs, or additions to the Leasehold and/or modifications requiring a building permit without obtaining the Company's prior written consent. Any refusal by the Company will be provided to the Tenant in writing while specifying the reason for the refusal. For the avoidance of doubt, it is clarified that modifications, renovations, repairs, and additions to the Leasehold, whether they require the approval of the Company or not, will be made at the expense of the Tenant alone, and the Tenant shall be responsible to obtain any permit that will be required by law in order to make such modification. Without derogating from the above, it is clarified that the Company shall be entitled to demand, as a condition to its consent to execution of any work whatsoever, that the Tenant provide it with confirmation of having obtained appropriate insurance policies, and that the execution of the modifications, renovations, repairs, or additions, will be done during the hours stipulated by the Company.

15.2	The Company shall be entitled to remove and/or demolish any external change, renovation, repair, and/or addition and/or which require obtaining a construction permit for the Leasehold, regarding which the Tenant was required to obtain the Company's consent as stated in Section 15.1, above, and which were made by the Tenant without the Company's prior written approval or which were made in violation of the law and/or without the permit required by law. The Tenant shall bear any expense and/or damage incurred by the Company as a result of said removal and/or demolition.

15.3	Without derogating from the Company's rights to take action against any external modification, renovation, repair or addition that will be made without its consent, in any event of the making of modifications by the Tenant, even if made with the Company's consent, and other than a modification that does not meet the definition of "permanently affixed" as defined in the Land Law, 1969, such will be considered the exclusive property of the Company, and the Tenant shall not be entitled to demand that the Company make any payment whatsoever with respect thereto and shall not be entitled to remove them at the end of the Term of the Lease unless required to do so by the Company.

That without derogating from what is stated in this Section, the Tenant undertakes to dismantle any addition that it installs in the Leasehold and which does not meet the definition of "permanently affixed" as defined in the Land Law, 1969, unless the Company gave written consent to leave the addition in the Leasehold. The Tenant further undertakes to return the Leasehold to its previous condition as it was prior to the execution of the modifications and/or additions, where it is functional, other than reasonable wear, and ready and suitable for immediate leasing under terms and for purposes similar to the terms of this Agreement and provided that no damage is caused to the Leasehold as a result of the dismantling of the additions. For the avoidance of doubt, it is clarified that the Tenant will bear the expenses of said dismantling and/or adjustment and will compensate the Company with respect to any harm it incurs and/or is caused to the Leasehold as a result of said dismantling and adjustment.

It is clarified, for the avoidance of doubt, that everything stated in Sections 15.1-15.2 will not apply to any internal modification, repair, or addition to the Leasehold. Any such modification, repair, or addition will not require the approval of the Company and will be fully owned by the Tenant, to the extent that they do not constitute a permanent affixation, as specified in Section 15.3, above.

16.	Signs and Advertisements

16.1	Any signage and/or means of advertisement and/or other presentation by the Tenant on the external walls of the Leasehold and/or the common areas of the Structure and/or its surroundings shall only be done by and/or with the prior written permission of the Company and/or the Development Company (as defined in Section 18.2.A, below) and in accordance with the measurements and restrictions that shall be stipulated by the Company. The Company shall be entitled to remove, at the Tenant's expense, any sign and/or other means of advertisement that the Tenant installs in violation of the above.

16.2	The Tenant shall bear any tax, levy, and/or fee that will apply under the provisions of any law with respect to the installation of such signage and shall also bear the obligation of obtaining any permit required under the provisions of any law for the purpose of such installation.

16.3	To the extent the Company establishes uniform signage for all of the tenants in the Structure, the Tenant shall be obligated to pay a relative portion for the signage that will be put up, with respect to its maintenance, and with respect to any fee, levy, and/or tax required under the provisions of any law with respect to such placement. For the avoidance of doubt, it is clarified that the Company shall bear the obligation of obtaining any permit required under the provisions of any law for the purpose of installing said uniform signage.

17.	Damage to the Leasehold

17.1	In any event of damage, defect, breakage, or fault caused to the Leasehold, whatever its cause may be, the Tenant undertakes to give notice of the same to the Company the moment it is made aware of it, as quickly as possible under the circumstances, and to act in accordance with the Company's instructions with regard thereto.

17.2	Without derogating from the generality of what is stated in Section 17.1, above, it is agreed that:

17.2.1	The Company undertakes, within a period of time reasonable under the circumstances, and immediately in urgent cases under which use of the Leasehold is prevented, to repair in the Leasehold and in its systems that were installed by it, any fault, breakage, or defect, caused as a result of reasonable wear stemming from ordinary use and whose repair is required in order to permit continued reasonable use of the Leasehold, or to bear the expenses of such repair, at its discretion and in coordination with the Tenant. As required, the Company will reimburse the Tenant for the expenses laid out by it for the purpose of making such repair in exchange for providing it with appropriate receipts for the same. For the avoidance of doubt, it is clarified that the Company shall not appear expenses for such repair where such repair was made without its prior knowledge and/or without its consent and/or not in accordance with its instructions.

17.2.2	The Tenant undertakes to repair, at its expense, any damage, fault, breakage, or defect caused other than as a result of reasonable wear stemming from ordinary use as well as to bear the expense of the repair, as stated in subsection 17.2.1, above, where such repair was made without the knowledge and/or consent and/or in accordance with the instructions of the Company, without any right to present any claim, demand, or lawsuit against the Company with regard to such matter.

To the extent the Tenant does not repair the damage, the fault, the breakage, or the defect, the Company shall be entitled to make the repair in any way it sees fit, whether on its own or by means of an agent, and the Tenant hereby undertakes to pay the Company for the expenses incurred by the Company from the repair resulting from the Tenant’s above omission, immediately upon receiving the receipt for the expenses from the repair and/or as applicable, the damages, from the Company, without derogating from the Company's right to any other remedy granted under this Agreement or under the provisions of any law.

17.2.3	The term "repair" with regard to this Section and with regard to it alone also means replacing that which requires repair, to the extent necessary, with a new such article, all at the Company's discretion.

18.	Mandatory Payments and Expenses in Relation to the Leasehold

18.1	All of the taxes, fees, municipal property tax, levies, and other mandatory payments of any type and class that apply to the Leasehold and/or with respect to the Purpose of the Lease and which are paid with respect thereto during the duration of the Agreement, whose payment applies to those in possession of the Leasehold, will apply to the Tenant and be paid by it. The Tenant hereby undertakes to pay all amounts imposed on it under this Section in full and on time, according to bills provided to it in connection with said taxes, fees, levies, mandatory payments, and expenses.

Any tax and/or fee and/or levy and/or other mandatory payment to any authority of any type and class whatsoever stemming from possession of the Leasehold and which by its nature falls on tenants, which is imposed and to the extent imposed after execution of this Agreement and which is not in existence on the date of the execution of this Agreement (hereinafter: "New Tax") will apply to the Tenant and be paid by it in a manner relative to the size of the Leasehold.

Without derogating from the aforesaid, the Tenant undertakes to defray all payments and regular expenses of the Leasehold with respect to the provision of electricity, gas, and telephone.

18.2	Stamping expenses to the extent there are any with respect to this Agreement will apply to and be paid by the Parties in equal shares.

18.2.A	The Tenant declares that it is aware that the Business and Industry Park in Caesarea is managed by the Caesarea Development Edmond Benjamin de Rothschild Corp. Ltd. (Hereinafter: the "Development Company") and it undertakes to execute, upon execution of this Agreement, a letter of undertaking to the Development Company that is attached as Appendix E to this Agreement and which constitute an integral part hereof (hereinafter: the "Letter of Undertaking") and to pay the Development Company the management fees and service fees in connection with management of the Caesarea Business and Industry Park as well as amounts with respect to removal of sewage and provision of water to the Leasehold.

18.3	The Tenant undertakes to provide the Company, immediately upon its demand, all of the approvals and receipts demonstrating execution of all mandatory payments and expenses in full and on time as stated in this Section 18.

18.4	Without derogating from the Company's rights under this Agreement and/or under any law, it is hereby declared and agreed that in any event in which the Tenant does not make any payment, in full and on time, in whole or in part, which payment is imposed on it under this Agreement and/or under the law, the Company shall be entitled, but not obligated, to make such payment in place of the Tenant. Should the Company make such payment in place of the Tenant – the Company shall be entitled to reimbursement of that same payment from the Tenant, and the Tenant shall be obligated to pay it to the Company, plus interest from the date stipulated for the making of such payment and until the date of actual reimbursement of this payment to the Company, at the rate charged by Bank Hapoalim Ltd. with respect to unapproved overdrafts from returning debitory shekel accounts.

19.	Wastewater

The Tenant hereby undertakes not to stream, and not to cause to be streamed, into the sewage system wastewater that is not appropriate in its characteristics according to the directions of the Ministry of Health on this matter.

20.	Prohibition on Use of Areas Outside the Leasehold

The Tenant hereby undertakes not to maintain any materials, tools, equipment, products, inventory, and any other movable property outside of the Leasehold or the Structure, and it shall not be entitled to use the area and/or any part of the Structure outside of the Leasehold and/or the area of the Park for any purpose whatsoever, other than use of access ways to the Leasehold.

21.	Entry to the Leasehold

The Company and/or any of its agents or anyone taking its place shall be entitled to enter the Leasehold for the purpose of review and/or overseeing of the fulfillment of the Tenant's obligations under this Agreement and/or to perform repairs, at any reasonable time, coordinated in advance with the Tenant and/or any of its agents.

Fifth Chapter – Liability and Insurance

22.	Liability

22.1	Subject to all laws, Tenant shall be liable for any loss, harm, or damage, to the person or property of any person or entity, including without derogating from the generality of the above, the Company, caused as a result of an action or omission connected to and/or stemming, directly and/or indirectly, from its presence and/or possession and/or activities in the Leasehold and/or from the performance of this Agreement, done by it and/or any of its agents.

22.2	The Tenant undertakes to compensate the Company, within 30 (thirty) days of its first written demand for any damages, losses, and expenses incurred by the Company as a result of loss, harm, or damage as stated in Section 22.1, above, provided that the Tenant's liability has been established in a final judgment by a court of competent jurisdiction (that is not the result of a settlement agreement that was not approved by the Tenant in advance) and to reimburse the Company for any amount that the Company was obligated to pay under a final judgment with respect to a lawsuit for such compensation and/or according to a summons imposing a fine and/or payment election and in connection with its defense against such lawsuit (including the Company's attorneys' fees, as determined between the Company and between its attorneys), provided that the Company notify the Tenant of said lawsuit or demand, whether by granting the Tenant power of attorney to choose and appoint the attorney, subject to the Company's consent to his appointment (the Company will not refuse the appointment other than with a reasonable explanation), or whether by joining the Tenant as a third party to said lawsuit or demand, or whether in any other way that shall be agreed-upon by both Parties.

23.	Insurance

23.1	The Tenant undertakes to obtain, at its expense, the following insurance policies that shall be in effect during the duration of this Agreement and/or any additional period of time by which the lease will be extended and regarding which the terms of this Agreement will apply, in whole or in part.

23.1.1	Insurance for all of the personalty brought to the Leasehold by the Tenant to the Leasehold for its full value as required from time to time. The coverage: Extended fire including natural damages and earthquakes and break-in (on a first damage basis).

23.1.2	Third party liability insurance to with a liability limit of at least USD 1,000,000 (hereinafter: "Dollar" or "$") per incident and $2,000,000 [aggregate] for the coverage period.

23.1.3	Employer liability insurance with liability levels of at least $1,500,000 per employee and $5,000,000 per incident and for the coverage period. The above does not derogate from the Tenant's obligation to pay with regard to this matter those amounts that must be paid by law to the National Insurance Institute.

The insurance policies specified above will be in wording and with terms that shall not be less than the terms of the policy known as "Bit." The insurance policy specified above will hereinafter be called: the "Insurance Policies."

23.2	Insureds under the Insurance Policies will be the Tenant and/or the Company and/or the Development Company and/or the Edmond de Rothschild Caesarea Foundation Ltd. A cross-liability clause will be added to a third party policy.

Similarly, the Tenant undertakes to provide the Company with confirmation from an insurance company in the wording of the confirmation attached to this Agreement as Appendix F and which constitutes an integral part hereof, which will include, inter alia, confirmation that the Company, the Development Company, and the Edmond de Rothschild Caesarea Foundation are additional insureds under the policy, confirmation that all of the premiums were paid, and confirmation that in any case of a change and/or cancellation of the policies, or a portion thereof, the change and/or consolation will not take effect except after the passing of 60 days from the date notice of the same is given by registered letter to the Company.

The Tenant and the insurance company that will issue the Insurance Policies will waive their subrogation right toward the Company, and the other tenants in the Structure who in their agreements have an identical clause regarding waiver of subrogation against the Tenant, and provided that this waiver will not apply to anyone who caused damage with malicious intent.

23.3	For the avoidance of doubt, the aforesaid will not release the Tenant from any liability whatsoever for damage, loss, harm, and so forth for which it is liable under Section 22.1, above, whether that same damage is covered by the Insurance Policies or not. Similarly, for the avoidance of doubt, it is hereby expressly clarified that if monies are not received as a result of the Insurance Policies or the monies received as aforesaid will not cover all of the losses, damages, and expenses incurred, if any, as aforesaid, the Tenant shall bear the remaining losses, expenses, and damages, as aforesaid, at its expense.

Seventh Chapter - Vacating the Leasehold, Breaches and Remedies

24.	Vacating the Leasehold

24.1	At the end of the Term of the Lease, the Tenant will vacate the Leasehold and return exclusive possession thereof to the Company when it is empty of any person or object, and in good condition, functional and clean, as it was at the time possession and use thereof was given to the Tenant at the start of the Term of the Lease, all subject to reasonable wear.

24.2	Void.

24.3	In the event of delay in vacating the Leasehold after the end of the Term of the Lease, the Tenant shall pay the Company, immediately upon its first demand, the sum of NIS 5,000 for each such date of delay, appropriate usage fees for the Leasehold, and/or as liquidated damages predetermined by the Parties. The above-stated sum shall be tied to the Index such that linkage differentials will be added to it according to the rate of the increase in the Index between the Base Index and the last Index known on the date of actual payment to the Company. In any event, the last known Index will not be used if it is lower than the Base Index and the last known Index that is greater than the Base Index will be used.

For the avoidance of doubt, it is clarified that without derogating from the Company's rights to take any other remedy available to it under this Agreement and/or under any law, including commencing an eviction action and/or lawsuit for all of its damages and expenses, if they exceed said amount, and/or any other legal proceeding, as the Company sees fit. For the avoidance of doubt, it is hereby clarified that payment under this Section will not constitute an extension of the Term of the Lease and/or a waiver of any other right granted to the Company under this Agreement and/or under any law.

24.4	In any event of rescission of this Agreement by the Company based on its breach by the Tenant, the Tenant undertakes to vacate the Leasehold, as stated above, on the date it receives notice of rescission of this Agreement, and the provisions of Section 24.1 through 24.3, above, will also apply in such case, where for the purpose of the provisions of said Sections, the date of the end of the Term of the Lease shall be the date on which said notice is given of rescission of the Agreement.

24.5	For the avoidance of doubt, it is clarified that the vacating of the Leasehold by the Tenant prior to the end of the Term of the Lease for any reason whatsoever other than because of the lawful rescission of the Agreement, will not release the Tenant from any of its obligations under this Agreement and its appendices and it shall be liable for all of its obligations as if it is in possession of the Leasehold.

25.	Breach of the Agreement

25.1	It is hereby declared and agreed that a breach of Sections 5, 6, 9, 10, 11, 13.1, 13.2, 15.1, 17.1, 18.1, 18.2, 22.1, 23.1, 26.1, and 28, and any other breach that is not corrected within 30 days of receipt of written notice of the same, is a material breach of this Agreement. For the avoidance of doubt, nothing stated in this Section negates the definition of a breach as being material under any law.

25.1A	Notwithstanding what is stated in Section 25.1, above, and without derogating from was stated in Section 10.2 and 10.3, above, it is agreed that delay of up to 120 days in the date of delivery of possession, for any reason whatsoever, will not constitute a material breach provided that the Tenant will be able to continue to make full use of the leasehold in the Ofek 1 building under the lease agreement between it and the Company regarding the leasehold in Ofek 1. It is further agreed that inasmuch as of the term of the Tenant's lease at Ofek 1 will end prior to handing over possession under this Agreement, the lease agreement for Ofek 1 will be extended automatically, without a change in the rent or other terms stipulated in the Tenant's lease agreement at Ofek 1 as they are on the date of the execution of this Agreement, until the actual date possession is handed over under this Agreement.

25.1B	Notwithstanding what is stated in 25.1A, above, and without derogating from what is stated in Section 10.2 and 10.3, above, it is agreed that a delay in the Delivery Date stemming from circumstances stemming from force majeure, the outbreak of war, natural hazards, delay in connecting the Leasehold to the electricity (that is not because of an action and/or omission on the part of the Company), or as a result of regulations or statutes, will not be considered a breach of the provisions of this Agreement, and the Delivery Date will be postponed for the duration of the delay plus a reasonable period of time as required in accordance with the circumstances, after the delay comes to an end.

25.2	Notwithstanding what is stated in Section 25.1, above, a delay of up to 10 (ten) business days in any payment to the Company will not be considered a material breach of the Agreement, but with respect to each such day of delay in payment as of the eleventh day, the Tenant shall be obligated to pay interest as of the date stipulated for the payment of any payment and until the date of its actual payment at the rate charged by Bank Hapoalim Ltd. with respect to unapproved overdrafts in returning debitory shekel accounts. The aforesaid does not derogate from the other remedies to which of the Company is entitled under this Agreement and/or under any law.

25.3	Is agreed that a breach of the Letter of Undertaking will constitute a breach of this Agreement and that failure to remedy said breach in the period of time stipulated by the Company by notice given in advance will constitute a material breach of this Agreement.

25.4	It is agreed that the issuing of an order (including a temporary order) to the Tenant in connection with a creditor arrangement, equity reduction, prohibited under Section 302 of the Companies Law, 1999, receivership, bankruptcy, liquidation of any kind, and/or dissolution of business in any manner whatsoever, the appointment of a liquidator or temporary liquidator, or that an application was filed for the liquidation of the Tenant which was not removed within 45 days, will constitute a material breach of the provisions of this Agreement.

25.5	A material breach of this Agreement by the Tenant will permit the party against which the Agreement was breached to rescind the Agreement unilaterally and irrevocably, if 14 (fourteen) days have passed after written notice of rescission sent by that same party to the breaching party without the breach being corrected, all without derogating from that same party's right to demand compensatory damages under any law.

25.6	Rescission of the Agreement because of its breach by the Tenant will entitle the Company (the rescindor) to payment of the liquidated damages from the Tenant in the sum of NIS 400,000, which is in addition to and without derogating from any other remedy to which the Company will be entitled under this Agreement and/or any law, but it is clarified that inasmuch as the Company elected the liquidated damages, it shall not be entitled to additional monetary relief. The above-stated amount shall be linked to the Index such that linkage differentials will be added to it according to the rate of the increase in the Index between the Base Index and the last Index known on the date of actual payment to the Company. In any event, the last known Index will not be used if it is lower than the Base Index and the last known Index that is higher than the Base Index will be used.

26.	Bank Guarantee

26.1	The Tenant undertakes to provide the Company, no later than the end of 30 days from the date of the execution of this Agreement, with an autonomous unconditional bank guarantee in an amount equal to the Rent for 4 months, meaning the sum of NIS 400,000 (four hundred thousand new Israeli shekels) (hereinafter: the "Base Guarantee Amount") to ensure performance of all of its obligations under this Agreement, that shall be valid as of the date of the inception of the term of the Agreement and until the end of three months following the end of the term of the Agreement, in the wording attached to this Agreement as Appendix G (hereinafter: the "Bank Guarantee").

The Tenant will provide the Company upon execution of this Agreement (and in any case, no later than the date of the commencement of the Lease Term) the aforesaid Bank Guarantee which shall be valid for a period of not less than one year and in such case, the Tenant undertakes to cause the guaranteeing bank to extend the duration of the Bank Guarantee from time to time at least 14 (fourteen) days prior to the end of the duration of the guarantee (or the extended guarantee, as applicable) and for periods of time that shall not be less than one year each, such that the Bank Guarantee shall be valid during the entire period of time commencing on the date of the commencement of the Term of the Lease and ending 90 (ninety) days after the end of the Term of the Lease. Without derogating from the Tenant's above undertaking to extend the duration of the Bank Guarantee at least 14 days prior to its expiration, in the event that the Company is not presented with an extension of the Bank Guarantee at least 14 days before its expiration, the Company shall be entitled (but not obligated) to exercise the Bank Guarantee and to maintain possession of the funds received as a surety in place of the Bank Guarantee.

26.2	The Bank Guarantee shall be linked to the Index such that if it is discovered on the date the Bank Guarantee is exercised that the New Index has gone up in comparison to the Base Index, any amount required by the increase in the New Index as compared to the Base Index will be added to the amount of the Bank Guarantee (the amount of the base Guarantee).

In this regard:

The "New Index" – the Index that will be known on the date the Bank Guarantee is exercised.

26.3	Without derogating from the other provisions of this Agreement, it is agreed that in any case in which the Tenant did not pay any amount it is required to pay under this Agreement and/or in any case in which the Tenant did not meet its obligations under this Agreement and as a result, the Company incurred any damage and/or expense and/or the Company bore (or was required to bear) any damage or expense stemming from an action or an omission by the Tenant, the Company shall be entitled, at any time it sees fit, if at all, and until the expiration of the Bank Guarantee, to exercise the Bank Guarantee, in whole or in part, after giving notice of the same to the Tenant 14 days in advance and in writing, at its decision, and without being required to explain this to the guaranteeing bank, in order that said Bank Guarantee monies be used as indemnification (full or partial, as applicable), of the Company with respect to any amount it is owed under this Agreement and/or expense or damage caused to the Company as aforesaid by the Tenant up until the amount of such damage and/or expense incurred by the Company as aforesaid.

For the avoidance of doubt, should the Company decide to exercise only a portion of the amount of the Bank Guarantee, the Bank Guarantee shall remain valid in relation to the balance of the amount of the Bank Guarantee as stated above, that was not exercised by the Company.

26.4	All expenses and fees involved in obtaining the Bank Guarantee will apply to and be paid by the Tenant.

To the extent that the duration of this Agreement is extended, the Tenant undertakes to extend the duration of the Bank Guarantee and to provide the Company with said extended guarantee (or the guarantor's confirmation of such extension of the Bank Guarantee).

27.	Void.

Eighth Chapter – Miscellaneous

28.	Transfer of Rights

28.1	The Tenant shall not be entitled to transfer to any third party whatsoever its rights and obligations under this Agreement, in whole or in part, whether for consideration or without consideration, including, without derogating from the generality of the above, to lease the Leasehold, in whole or in part, and is not entitled to take any action, legal or otherwise, based on which such transfer of rights may in fact occur unless it received prior written approval to do so from the Company. The Company shall be entitled to decide with regard to such matter according to its exclusive discretion.

Without derogating from the generality of the above, the Tenant is not entitled to permit any third party whatsoever to use the Leasehold or a part thereof, and is not entitled to share possession of the Leasehold and/or the use thereof or a part thereof with any third party, whether for consideration or without consideration, unless this was done with approval of the Company as stated above.

Notwithstanding the aforesaid, it is agreed that to the extent the Tenant makes a written request of the Company in advance that a company under the Tenant's control (as this term is defined in the Securities Law, 1968) and/or an affiliate of the Tenant and/or the Tenant's parent company, use the Leasehold or part thereof – the Company shall not be entitled to refuse subject to the fact that up until such date, the Tenant did not breach any of the provisions of this Agreement other than upon reasonable grounds. For the avoidance of doubt, it is clarified expressly that even if the Company agrees to the Tenant's above request, the Tenant shall remain obligated to the Company for the fulfillment of all of its obligations under this Agreement in relation to the entire area of the Leasehold and that the Company will be entitled to withdraw such consent if the Tenant and/or any of its above representatives breaches the provisions of this Agreement.

In addition to the above, it is agreed that if the Tenant makes a written request of the Company in advance for a contractor that provides services to the Tenant to use a portion of the Leasehold – the Company will not be entitled to refuse subject to the contractor's non-usage of an area exceeding 25% of the area of the Leasehold and that the activities that will be performed by the contractor in the Leasehold shall be entirely for the Tenant and that up until that time, the Tenant did not breach any of the provisions of this Agreement other than upon reasonable grounds. For the avoidance of doubt, it is clarified expressly that even if the Company agrees to the Tenant's above request, the Tenant shall remain obligated to the Company for the fulfillment of all of its obligations under this Agreement in relation to the entire area of the Leasehold and that the Company will be entitled to withdraw such consent if the Tenant and/or its contractor breaches the provisions of this Agreement.

28.2	If the Tenant is a corporation, the following provisions will apply:

It is hereby agreed that in the event a change occurs in the composition of the Tenant's shareholders in the framework of which a person with a criminal conviction holds 50% of the means of control in the Tenant, the Tenant undertakes to give notice of the same to the Company within 14 business days of the date of the change (hereinafter: the "Notice of Change").

If the Tenant sent such Notice of Change, the Company will be entitled, at its exclusive discretion, to give written notice to the Tenant up until the end of 60 days of its receipt of the Notice of Change of its desire to rescind this Agreement (hereinafter: the "Notice of Rescission") on a date that will be stipulated in the notice and which shall not be less than 120 days from the date of the Notice of Rescission.

It is agreed that said change in the composition of the rights holders in the corporation will not in and of itself be considered a breach of the provisions of this Agreement.

Additionally, the Tenant undertakes to notify the Company of any change in 25% or more in the means of control (as this term is defined in the above Securities Law) in the Tenant and/or Parent company as stated, within 14 business days of the date of the change.

28.3	It is agreed that the Company is entitled to transfer to any third party, its rights and obligations, in whole or in part, under this Agreement, without requiring the Tenant's consent to do so, subject to the Tenant's rights under this Agreement not being infringed as a result of such transfer.

29.	General Terms

29.1	The Parties agree that Chapter A to the Rental and Borrowing Law, 1971, will not apply to this Agreement. That without derogating from the generality of the above, it is expressly clarified that notwithstanding Section 22 of said law, the provisions of Section 28 of this Agreement, above, will prevail, and it is agreed between the Parties that the Tenant will not be entitled to apply to the courts and/or present any claim and/or demand and/or lawsuit of any kind against the Company regarding such matter.

29.2	Any notice, declaration, consent, waiver of receipt of any payment, refraining from taking an action, delay, or granting of an extension of any kind by either of the Parties will not bind the waiving party and will not serve as an impediment to a lawsuit on its part unless it waived its rights under this Agreement and/or under the provisions of any law expressly and in writing.

29.3	The Tenant is not entitled to set off any amount whatsoever from those amounts it is required to pay under the provisions of this Agreement. It is also agreed that the Company shall be entitled to set off any of the amounts the Tenant shall be obligated to pay it under the provisions of this Agreement, if and to the extent they are not paid by the Tenant, against any other debt the Company owes to the Tenant, whether it stems from this Agreement or thereunder, or whether it is unrelated to the framework of this Agreement.

29.4	Any and all changes, amendments, addenda, waivers, or agreements will not bind the Company unless made expressly and in writing and signed accordingly by the Company.

29.5	This Agreement exhausts any agreement, understanding, or representation made between the Parties prior to it being entered into and upon its execution, any draft, agreement, representation, or document made between the Parties in connection with this Agreement prior to it being entered into, is void.

29.6	The Parties' addresses for purposes of this Agreement shall be asked to be related in the introduction to the Agreement, and any notice sent by one party to its counterpart will be considered as having reached its intended recipient five (5) business days from the date sent if sent by registered mail, within three business days (3) if sent by facsimile, or immediately upon being delivered personally.

29.7	Is hereby agreed that the competent law that may hear any matter connected and/or stemming from the Agreement is the court of competent jurisdiction in Tel Aviv exclusively.

In witness whereof, the Parties have set their hand:

The Company	The Tenant

[INFORMAL ENGLISH TRANSLATION]

Addendum to the Unprotected Lease Agreement of the 19th of July 2007

Entered into and executed in Caesarea on the _25_ of the month of December in the year 2008.

Between

The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.
Priv. co. no. 51-3082321
PO Box. 4888, Old City of Caesarea, 38900
(hereinafter: the "Company")

Party of the First Part;

and between

Itamar Medical Ltd.
Private co. no. 512434218
2 Ha-Eshel Street, Industry and Business Park, Caesarea 38900
(hereinafter: the “Tenant״)

Party of the second part;

Whereas:	On July 19, 2007, a lease agreement including its appendices was executed between the Company and the Tenant (hereinafter: the "Lease Agreement") according to which, inter alia, the Tenant undertook to lease the Leasehold (as defined in the Lease Agreement) from the Company after it is constructed by it in the Caesarea Industrial Park all as specified and defined in the Lease Agreement;

And whereas:	The Tenant applied to the Company to reduce the area of the Leasehold, to change the Rent, and to receive an option to lease Floor B in the Leasehold by sublease to a third party;

And whereas:	The Company is willing to grant the Tenant?s request, subject to what is specified in this Addendum, below;

Therefore, it is declared, stipulated, and agreed between the Parties as follows:

1.	Preamble and Headings

1.1	The preamble to this Addendum to the Agreement and is appendices constitutes an integral part thereof.

1.2	The margin titles appearing in this Addendum to the Lease Agreement are for the purpose of convenience only and do not constitute a part of this Addendum to the Lease Agreement and shall not be considered for purpose of interpretation.

2.	Reduction of the Area of the Leasehold

2.1	It is agreed that the definition of the Leasehold in Section 2.1 of the Lease Agreement is void and, in its place, shall come the following definition:

"The 'Leasehold' – that will be built and delivered to the Tenant after its completion as specified in this Agreement, below, including the entire northern wing, consisting of 3 floors (including the ground floor + floor A + floor B) in the Structure (as it is defined, below) as indicated in blue on the blueprint attached to the Agreement as Appendix A (hereinafter: the 'Hall') and including a storeroom on the split floor in the northern wing (hereinafter: the 'Storeroom'), as indicated in red on the blueprint attached as Appendix A to this Agreement (hereinafter: the 'Storeroom') and 15 covered parking spots on the split floor (numbers 66, 69-87) as indicated in green on the blueprint attached as Appendix H to this Agreement (hereinafter: the 'Covered Parking Spots') and 17 uncovered parking spots in the yard of the Structure (numbers 1-12, A, B, C, D, E), as indicated in yellow on the blueprint attached as Appendix A1 (hereinafter: the 'Uncovered Parking Spots')."

2.2	It is agreed that Appendices A and A1 to the Lease Agreement are void and, in their place, shall be added Appendices A and A1 attached to this Addendum to the Lease Agreement and which constitute an integral part hereof.

2.3	It is agreed that the first paragraph in Section 3.3 of the Lease Agreement is void and, in its place, shall come the following first paragraph to Section 3.3 of the Lease Agreement:

"3.3	It is agreed between the Parties that solely based on an estimate based on the Detailed Plans of the Leasehold, Appendix B2, the area of the hall is expected to be approximately 1,630 m², the area of the Storeroom is expected to be approximately 20 m² (meaning, the total developed area in the Leasehold is 1,650 m²), however the final areas of the Hall and the Storeroom will be determined by a survey that will be made based on the actual construction according to the external wall line (regarding common walls between the Leasehold and other tenants, half the area on which the wall is constructed will be counted), which will be made by a licensed surveyor from the Company. To this area shall be added 50% of the public areas marked in yellow on the blueprint of the Leasehold, Appendix A."

For the avoidance of doubt, it is clarified that the second, third, and fourth paragraphs of Section 3.3 of the Lease Agreement will retain their wording and will apply without any change.

3.	Amendment of the Rent and Cancellation of Payment of the Additional Expenses by the Company to the Tenant

3.1	It is agreed that the provisions of Section 11.1 of the Lease Agreement are void and shall be replaced with the following Section 11.1:

“11.1	In consideration of the lease of the Leasehold during the Term of the Lease, the Tenant undertakes to pay the Company monthly rent for the Leasehold, as follows:

11.1.1	During the first year of the lease, a sum equal to NIS 65,000 per month with respect to the entire Leasehold. Notwithstanding the above, it is agreed that during the first month of the lease during the first year and during this month alone, the Tenant shall pay the sum of only NIS 43,500.
11.1.2	During the second year of the lease, a sum equal to NIS 70,000 per month with respect to the entire Leasehold.
11.1.3	During the third year of the lease, a sum equal to NIS 85,000 per month with respect to the entire Leasehold.
11.1.4	During the fourth year of the lease, a sum equal to NIS 90,000 per month with respect to the entire Leasehold.
11.1.5	During the fifth year of the lease, a sum equal to NIS 100,000 per month with respect to the entire Leasehold.
11.1.6	During the entire Extended Term of the Lease, a sum equal to NIS 100,000 per month with respect to the entire Leasehold.

The above amounts will hereinafter be termed: the “Rent.”

3.2	It is agreed that Section 11.1.A of the Lease Agreement (regarding the Company’s payment of the Tenant's Additional Expenses), is void.

3.3	It is agreed that Section 11.1.B of the Lease Agreement (regarding the Lease Fees during the Extended Lease Term) is void in light of Section 11.1.6 which was added as specified in Section 3.1, below.

4.	Date of Delivery of Possession

4.1	It is agreed that the definition of the Delivery Date in Section 9.1 of the Lease Agreement will be amended such that the Delivery Date will be January 1, 2009.

4.2	Notwithstanding the above, it is agreed that the Tenant will be entitled to delay the Delivery Date to January 20, 2009 provided it gives prior written notice of the same to the Company at least 7 days in advance.

4.3	Additionally, and without derogating from the Company's rights under the provisions of the Agreement and under any law, it is agreed that with respect to each day of delay in taking possession of the Leasehold after January 20, 2009, commencing on January 21, 2009, Tenant will pay the Company the sum of NIS 3,000 per day as liquidated damages without proof of harm and the Tenant hereby waives any claim against the Company in connection with the above.

5.	Subleasing Floor B in the Leasehold

5.1	It is agreed that following Section 20.1, Section 28.1.A will be added, as follows:

“28.1.A	Notwithstanding what is stated in the first and second paragraphs of Section 28.1, above, and in addition to what is stated in the third and fourth paragraphs of Section 28.1, above, it is agreed that the Tenant will be entitled to lease Floor B of the Leasehold only by means of a sublease to a third party (hereinafter: the 'Sublessee') subject to fulfillment of the following conditions:

28.1.A.1	The Tenant will remain liable to the Company for all of its obligations under this Agreement and its appendices including, but without derogating from the generality of the above, payment of Rent in relation to the entire area of the Leasehold.

28.1.A.2	The Company will give its prior written consent to the entry of the Sublessee into the Leasehold. It is clarified that the Company will not be entitled to refuse the Tenant's request except upon reasonable grounds.

28.1.A.3	The primary lessee, by means of the Development Company, will give its prior written consent to entry of the sublessee to the Leasehold, including its consent to the purpose of the lease of the sublessee and that the Tenant and/or the Sublessee will sign any document that it requires. For this purpose, it is clarified that, subject to the primary lessee's rights under the lease agreement and its appendices not be infringed, the primary lessee will not be entitled to refuse the Tenant's request except upon reasonable grounds.

For the avoidance of doubt, the Tenant will not be entitled to sublease, as specified in this Section, above, any other and/or additional portion of the Leasehold other than said Floor B."

5.2	Additionally and without derogating from what is stated in Section 5.1, above, it is agreed that it any case in which a Sublessee enters Floor B, or any part thereof, and to the extent that the rent that the sublessee pays the Tenant is higher than the Rent which the Tenant pays the Company under this Agreement, the Tenant will pay the Company, within 14 days of the date of entry of the sublessee to the aforementioned Floor B, the difference between the rent received from the sublessee and the Rent which it pays to the Company as aforesaid with respect to the area leased to the Sublessee and with respect to the period of time commencing on the date of its entry and until it vacates the above area that is leased to it.

For the avoidance of any doubt, it is clarified that to the extent that the rent which the Tenant receives from Sublessee will be less than the Rent which the Tenant pays the Company, Tenant will not be required to pay any sums to the Company and will not be entitled to any discount in the Rent under the Lease Agreement.

6.	Increasing the Bank Guarantee

It is agreed that on the date of the execution of this Addendum to the Lease Agreement, the Tenant will provide the Company with a bank guarantee in addition to the Bank Guarantee provided to the Company under Section 26 of the Lease Agreement in the sum of NIS 200,000 (hereinafter: the "Additional Bank Guarantee"). All of the terms specified in Section 26 of the Lease Agreement in relation to the Bank Guarantee will also apply to the Additional Bank Guarantee other than the duration of the Additional Bank Guarantee which shall be for 24 months only, as of the date of the commencement of the Lease Term.

7.	General

7.1	The Tenant's address for service of documents shall be the address specified in the caption to this Addendum.

7.2	It is agreed to the provisions of this Addendum will apply as of the date of the execution of this Addendum and thereafter.

7.3	The Parties hereby waive, each party as against its counterpart, any claim and/or lawsuit and/or demand against the other in connection with the Lease Agreement up until the date of the execution of this Addendum.

7.4	Subject to what is stated in this Addendum to the Lease Agreement, all of the provisions of the Lease Agreement and its appendices shall remain in effect.

7.5	For the avoidance of doubt, the Tenant hereby declares that it is aware that:

7.5.1	Its undertakings under this Addendum do not derogate from its obligations under the Lease Agreement and its appendices but rather are in addition thereto.

7.5.2	Subject to what is stated in this Addendum, the provisions of this Addendum do not derogate from the provisions of the Lease Agreement and its appendices or any right granted the Company thereunder.

In witness whereof, the Parties have set their hand:

/s/ Itamar Medical Ltd.	/s/ The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.
The Company	The Tenant

[INFORMAL ENGLISH TRANSLATION]

Second Addendum to the Unprotected Lease Agreement of the 19th
of July 2007

Entered into and executed in Caesarea on the ____ of the month of _____ in the year 2013.

Between:	The Caesarea Edmond Benjamin de Rothschild Assets Corp Ltd. Private co. no. 513082321 PO Box 4888 PO Box Old City of Caesarea (hereinafter – the “Company”)
the Party of the First Part;

and between:	Itamar Medical Ltd. Private co. no. 512434218 2 Ha-Eshel Street, Industry and Business Park, Caesarea 38900 (hereinafter – the “Tenant״)
the Party of the second part;

Whereas:	On July 19, 2007, an unprotected lease agreement (hereinafter: the "Original Agreement") was executed between the Company and between the Tenant in relation to the Leasehold in the Ofek 4 building, all as specified and as defined in the Original Agreement;

And whereas:	On December 25, 2008, the First Addendum to the Original Agreement (hereinafter: the "First Addendum") was executed which, inter alia, reduced the area of the Leasehold to the three floors of the northern wing, a storeroom, and covered as well as uncovered parking spots, as defined in the First Addendum (hereinafter: the "Leasehold") and amended the Lease Fees, all as specified in the First Addendum. The Original Agreement and the First Addendum will hereinafter jointly be called: the "Agreement;"

And whereas:	The Term of the Lease, as defined in the Agreement, concludes on January 19, 2014;

And whereas:	The Tenant made a request of the Company to exercise the option specified in Section 6.2 of the Agreement, without the area of Floor B that is included in the Leasehold, and to clarify that to the extent that a gallery is built, the Company will not charge additional lease fees with respect to it;

And whereas:	The Company is willing to grant the Tenant's request, all as specified below in this Second Addendum to the Agreement (hereinafter: the "Second Addendum");

Therefore, it is declared, stipulated, and agreed between the parties as follows:

1.	Preamble and Headings

1.1	The preamble to this Addendum to the Agreement and its appendices constitutes an integral part thereof.

1.2	The margin titles appearing in this Addendum to the Agreement are for the purpose of convenience only and do not constitute a part of this Addendum to the Agreement and shall not be considered for purpose of interpretation.

1.3	Appendices to this Addendum:

1.3.1	Appendix A – List of furniture that will be approved on Floor B.

1.3.3	Appendix B – A blueprint of the Leasehold remaining after measurement.

2.	The Additional Lease Period

2.1	It is agreed that in accordance with Section 6.2 of the Agreement, the Term of the Lease will be extended to the Additional Term of the Lease that will commence on January 19, 2014 and end on January 19, 2019.

2.2	Section 6.3 of the Agreement will be amended such that according to it all of the provisions of the Agreement and its appendices, including what is stated in this Addendum, will apply, mutatis mutandis, to the Extended Term of the Lease as well, other than Section 6.2 of the Agreement.

3.	The Leasehold During the Extended Term of the Lease

3.1	At the end of the Term of the Lease, the Tenant will vacate Floor B which is included in the Leasehold and return exclusive possession thereof to the Company, all in accordance with the provisions of the Agreement, other than the furniture specified in Appendix A to the Second Addendum which the Parties have agreed will be left by the Tenant on Floor B and will become property of the Company.

For the avoidance of any doubt, it is clarified that Section 5 of the First Addendum is void (as is Section 28.1.A of the Agreement which was added therein), that the Tenant is not entitled to sublease the Remaining Leasehold, as it is defined below or a portion thereof by means of a sublease, and that the area of the Remaining Leasehold (as defined, below) will be subject to the provisions of Section 28 of the Original Agreement.

3.2	The area of the Leasehold that shall remain in the Tenant's possession and which will constitute the area of the Leasehold during the Extended Term of the Lease will be the area of the ground floor (486 m² net) and the first floor (542 m² net) in the northern wing of the Ofek 4 building, a storeroom with an area of 20 m² on the split floor, all as described in the blueprints attached as Appendix B to this Addendum, a supplement of 50% with respect to public areas, meaning, an area of 1137 m² gross, and 10 covered parking spots and 12 uncovered parking spots as described in the blueprint attached as Appendix A1 (hereinafter: the "Remaining Leasehold" / the "Remaining Leasehold Area").

3.3	The provisions of the Agreement and the Second Addendum will apply during the Extended Term of the Lease to the Remaining Leasehold only.

3.4	As of January 19, 2014, anywhere in the Agreement that says the "Leasehold" will be replaced with the "Remaining Leasehold."

4.	Modification of the Lease Fees

It is agreed that as of January 19, 2014 and until the end of the Extended Term of the Lease, Section 11.1.6 of the Agreement (as added in Section 3.1 of the First Addendum) is void and will be replaced with a section worded as follows:

"11.1.6 During the entire Extended Term of the Lease, a sum equal to NIS 66,666 per month."

5.	Option to Add a Gallery

5.1	Subject to and without derogating from what is stated in Section 15 of the Agreement, is clarified that if the Tenant makes a request of the Company to add a gallery on the ground floor of the building, the Company will not refuse this request except based on reasonable grounds.

5.2	For the avoidance of doubt, it is hereby clarified that if the Tenant constructs a gallery in the Remaining Leasehold as described above, the rent stated in Section 11.1.6 of the Agreement (as modified by Section 4, above) will not be changed, but the area of the gallery will be included in the developed area for the purpose of paying management fees and service fees under the Letter of Undertaking attached as Appendix E to the Agreement.

6.	Updating the Amount of the Bank Guarantee

It is agreed that the amount of the Bank Guarantee according to Section 26 of the Agreement will be, during the Extended Term of the Lease, in the sum of NIS 400,000, equal to 6 months' rent.

7.	Liquidated Damages

Section 25.6 will be amended such that the amount of the liquidated damages in the event of rescission of the Agreement based on its breach by the Tenant will be NIS 266,000.

8.	General

8.1	Subject to what is stated in this Addendum to the Agreement, all of the provisions of the Agreement and its appendices shall remain in effect.

8.2	For the avoidance of doubt, the Parties hereby declare that they are aware and agree that:

A.	Their undertakings under this Addendum do not derogate from their obligations under the Agreement but rather are in addition thereto.

B.	Subject to what is stated in this Addendum, the provisions of this Addendum do not derogate from the provisions of the Agreement and its appendices or any right granted to either of the Parties under the Agreement and its appendices.

C.	In the event of a contradiction between the Agreement and this Second Addendum, the provisions of this Second Addendum shall prevail.

In witness whereof, the Parties have set their hand:

/s/ Itamar Medical Ltd.
The Company	The Tenant

[INFORMAL ENGLISH TRANSLATION]

Third Addendum to the Unprotected Lease Agreement of the 19th of July 2007

Entered into and executed in Caesarea on the ____ of the month of _____ in the year 2015.

Between:	The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.
Private co. no. 513082321
PO Box. 4888, Old City of Caesarea, 38900
(hereinafter: the "Company")

the Party of the First Part;

and between	Itamar Medical Ltd.
Private co. no. 512434218
7 Ha-Eshel Street, Industry Park, Caesarea
(hereinafter: the "Tenant")

the Party of the second part;

Whereas:	On July 19, 2007, an unprotected lease agreement (hereinafter: the "Original Lease Agreement") was executed between the Company and between the Tenant in relation to the Leasehold in the Ofek 4 building (hereinafter: the "Structure"), all as specified and as defined in the Original Lease Agreement;

And whereas:	On December 25, 2008, the First Addendum to the Original Lease Agreement (hereinafter: the "First Addendum") according to which, inter alia, the area of the Leasehold as defined in the First Supplement was reduced to the three floors of the northern wing, a storeroom, and covered as well as uncovered parking spots, and the Rent as defined in the First Addendum was modified, all as specified in the First Addendum;

And whereas:	In 2013, the Second Addendum to the Original Lease Agreement (hereinafter: the "Second Addendum") was executed, according to which, inter alia, the duration of the Term of the Lease was extended to the Extended Term of the Lease until January 19, 2019, the area of the Leasehold was reduced to two floors of the northern wing, a storeroom, and covered as well as uncovered parking spots, as defined in the Second Addendum, and the Lease Fees were modified, all as specified in the Second Addendum.

The Original Lease Agreement, the First Addendum and the Second Addendum will hereinafter be called: the "Lease Agreement;"

And whereas:	The Tenant made a request of the Company to rent additional space on the second floor as of the Delivery Date of the Additional Leasehold and until January 19, 2019 in the southern wing of the Structure, all as defined and specified in this Addendum, below, and the Company is willing to grant the Tenant's request;

And whereas:	Without derogating from what is stated in Section 12.3 of the Lease Agreement, the Company declares that the Structure in which the Additional Leasehold is located is built in accordance with the building permit, that to the best of its knowledge, the Structure's systems are functional and in operation, and that other than the ownership rights of the State of Israel and the primary lessee to the Lot, as specified in the Land Registry, the Lot is free of third-party rights and/or attachments and/or charges;

And whereas:	The Parties wish to settle the terms relating to the lease of the Additional Leasehold (as defined, below) to the Tenant, all as specified in this Addendum, below;

Therefore, it is declared, stipulated, and agreed between the Parties as follows:

1.	Preamble and Headings

1.1	The preamble to this Addendum to the Lease Agreement constitutes an integral part thereof.
1.2	The margin titles appearing in this Addendum to the Lease Agreement are for the purpose of convenience only and do not constitute a part of this Addendum to the Lease Agreement and shall not be taken into account for purpose of interpretation.
1.3	The following documents are attached as appendices to this Addendum and constitute an integral part hereof:

Blueprint and Description of the Leasehold – Appendix A

Blueprint of the Covered Parking Spots and a blueprint of the Uncovered Parking Spots – Appendix A1

Blueprint of the Additional Leasehold – Appendix A2

Blueprint of the Additional Covered Parking Spots and a blueprint of the Additional Uncovered Parking Spots – Appendix A3

Confirmation of the Tenant's construction work insurance and the Tenant's fixed insurance policies – Appendices B and B1

Bank guarantee wording – Appendix C

2.	Changes in Definitions

As of May 5, 2015, the following changes will apply to the Lease Agreement:

2.1.	It is agreed that the definition of the Leasehold that remains in Section 2.1 of the Lease Agreement (as amended by Section 3.2 of the Second Addendum) shall be voided and replaced with the following definition:

The "Original Leasehold" –	the area of the ground floor (approximately 486 m² net) and the first floor (approximately 542 m² net) in the northern wing of the Structure (as defined, below) as marked in blue on the blueprint attached to this Agreement as Appendix A (hereinafter: the "Hall"), a storeroom with an area of 20 m² on the split floor in the northern wing of the Structure as marked in red on the blueprint attached to this Agreement as Appendix A imprint hereinafter: the "Storeroom"), 10 covered parking spots on the split floor, as marked in green on the blueprint attached to this Agreement as Appendix A1 (hereinafter: the "Covered Parking Spots"), and 12 uncovered spots in the yard of the Structure as indicated in yellow on the blueprint attached to this Agreement as Appendix A1 (hereinafter: the "Uncovered Parking Spots").

2.2.	It is agreed that the definition of the Original Leasehold in Section 2.1 of the Lease Agreement (as amended by Section 2.1, above) shall be followed by the definitions the "Additional Leasehold" and the "Leasehold," as follows:

The "Additional Leasehold" -	An area of approximately 247.59 m² gross on the second floor of the southern wing of the Structure (as it is defined, below) as marked in red in the blueprint attached to this Agreement as Appendix A2 (hereinafter: the "Additional Hall"), 2 covered parking spots as indicated in green on the blueprint attached to this Agreement as Appendix A3 (hereinafter: the "Additional Covered Parking Spots"), and 2 uncovered spots in the yard of the Structure, as indicated in yellow on the blueprint attached to this Agreement as Appendix A3 (hereinafter: the "Additional Uncovered Parking Spots").

The "Leasehold" –	The Original Leasehold and the Additional Leasehold, jointly.

2.3.	After the definition of the "Base Index" in Section 2.1 of the Lease Agreement, shall be added the definition for the "Base Index in Relation to the Additional Leasehold" in the following wording:

The "Base Index in Relation to the Additional Leasehold" – the November 2008 Index as published on December 15, 2008, which is 480.82 points (according to a 1987 average base).

2.4.	It is agreed that Appendices A and A1 to the Lease Agreement will be void and Appendices A, A1, A2, and A3 which are attached as appendices to this Addendum to the Lease Agreement will replace them and they will constitute Appendices A, A1, A2, and A3 to the Lease Agreement.

The following shall be added at the beginning of Section 2.2 of the Lease Agreement:

"Blueprint of the Additional Leasehold – Appendix A2

Blueprint of the Additional Covered Parking Spots and a blueprint of the Additional Uncovered Parking Spots – Appendix A3"

2.5.	It is agreed that Appendix F to the Lease Agreement will be void and replaced by the insurance confirmations attached as Appendices B and B1 to this Addendum to the Lease Agreement, which will constitute Appendices F and F1 to the Agreement.

In Section 2.2 of the Agreement (as amended by Section 2.4, above), "Confirmation of Insurance – Appendix F" shall be replaced with:

Confirmation of the Tenant's construction work insurance and the Tenant's fixed insurance policies – Appendices F and F1

2.6.	For the avoidance of any doubt, it is clarified that Section 3.2 through 3.4 of the Second Amendment will be void.

3.	Delivery of the Additional Leasehold

Is agreed that Section 9 and Section 10 of the Lease Agreement will not apply to the Additional Leasehold. As of May 5, 2015, Section 9 will be followed by Section 9A, as follows:

"9A. Delivery of the Additional Leasehold

9.1.A	The Company will deliver the Additional Leasehold to the Tenant in its condition as is and as specified in this Agreement, clean, orderly, and free of any person or object, where all of the systems included in the public areas in the building are functional and operating appropriately on May 5, 2015 (hereinafter: the 'Delivery Date of the Additional Leasehold'). Receipt of possession of the Additional Leasehold on the Delivery Date of the Additional Leasehold constitutes a full and final waiver of any claims of nonconformity [unsuitability] with respect to the Additional Leasehold, other than with regard to a fault/defect that cannot be discovered upon reasonable examination. At such time, a protocol will be prepared in the presence of the Tenant and a representative of the Company which will list the condition of the Additional Leasehold. The Tenant undertakes to appear at the Additional Leasehold on the Delivery Date of the Additional Leasehold in order to take possession of the Additional Leasehold.

9.2.A	If the Tenant, for any reason whatsoever that is within its control, did not appear at the Additional Leasehold on the Delivery Date of the Additional Leasehold and as a result, did not take possession of the Additional Leasehold on time or appeared and refused to take possession of the Additional Leasehold when its condition conforms to this Agreement, the Additional Leasehold will be considered to have been delivered for all intents and purposes on the Delivery Date of the Additional Leasehold and the Tenant will be subject to all of the obligations under this Agreement which apply to it as of the Delivery Date of the Additional Leasehold. Included in this is responsibility for the condition of the Additional Leasehold, its maintenance and safeguarding, and the obligation to pay all expenses, taxes, and levies stemming from possession of the Additional Leasehold.

9.3.A	It is clarified that the deposit of a valid bank guarantee with the Company as described in Section 26, below, and confirmation of valid insurance as required in Section 23, below, will constitute a precondition to delivery of possession of the Additional Leasehold to the Tenant, and a delay in delivery of possession to the Tenant as a result of failure to deposit said documents with the Company will not constitute a breach of this Agreement by the Company, and the delay in delivery of possession will not release the Tenant from its obligations under this Agreement and its appendices, including payment of the Rent and all other payments that apply to it as of the Delivery Date of the Additional Leasehold under this Agreement and its appendices."

4.	The Rent in Relation to the Additional Leasehold

As of May 5, 2015 , the following changes will apply to the Lease Agreement:

4.1.	Section 11.1 of the Lease Agreement (as amended by the First Addendum and the Second Addendum) will be void and shall be replaced by Section 11.1 in the following wording:

“11.1	In consideration of the lease of the Original Leasehold during the Extended Term of the Lease, the Tenant undertakes to pay the Company monthly rent for the Original Leasehold in a sum equal to NIS 66,666 per month."

4.2.	Section 11.1 of the Lease Agreement shall be followed by Section 11.1.A in the following wording:

“11.1.A	In consideration of the lease of the Additional Leasehold during the Extended Term of the Lease, the Tenant undertakes to pay the Company monthly for the Additional Leasehold as follows:

11.1.A.1	A sum equal to NIS 13,122 per month with respect to the Additional Hall.

11.1.A.2	A sum of NIS 65 per month for each Additional Uncovered Parking Spot.

11.1.A.3	A sum of NIS 147 per month for each Additional Covered Parking Spot.

And [for] a total sum of NIS 13,546 per month. The amount specified in Sections 11.1.A.1, 11.1.A.2, and 11.1.A.3 will hereinafter be jointly called: the ’Rent with Respect to the Additional Leasehold.’

The Rent with respect to the Original Leasehold and the Rent with Respect to the Additional Leasehold will hereinafter be called, jointly: the ‘Rent.’"

4.3.	The provisions of Section 11.2 of the Lease Agreement are void and shall be replaced with the following Section 11.2 in the following wording:

“11.2	Linkage differentials to the rate of the Index between the Base Index and the last known Index on the date of any payment will be added to the Rent with respect to the Original Leasehold. For the avoidance of doubt, it is clarified that in any case in which the new Index shall be lower than the Base Index, the amounts denominated in this Agreement will not change.

Linkage differentials will be added to the rate of the Index between the Base Index in relation to the Additional Leasehold and the last known Index on the date of payment of any amount whatsoever on account of the Lease Fees with respect to the Additional Leasehold. For the avoidance of doubt, it is clarified that in any case in which the new Index shall be lower than the Base Index in relation to the Additional Leasehold, the amounts denominated in this Agreement will not change."

5.	Damage to the Leasehold

As of May 5, 2015 , the following changes will apply to the Lease Agreement:

5.1.	The provisions of Section 17.2.1 of the Lease Agreement are void and shall be replaced with the following Section 17.2.1 in the following wording:

“17.2.1	The Company undertakes, within a reasonable period of time under the circumstances, and immediately in urgent cases under which use of the Original Leasehold is prevented, to repair the Original Leasehold and the systems that were installed by it, any fault, breakage, or defect, caused as a result of reasonable wear stemming from ordinary use and whose repair is required in order to permit continued reasonable use of the Original Leasehold, or to bear the expenses of such repair, at its discretion and in coordination with the Tenant. As required, the Company will reimburse the Tenant for the expenses laid out by it for the purpose of making such repair in exchange for providing it with appropriate receipts for the same. For the avoidance of doubt, it is clarified that the Company shall not bear expenses for such repair where such repair was made without its prior knowledge and/or without its consent and/or not according to its instructions."

5.2.	Section 17 of the Lease Agreement shall be followed by Section 17A in the following wording:

"17A. Damage to the Additional Leasehold

17A.1.	In any event of damage, defect, breakage, or fault caused to the Additional Leasehold, whatever its cause may be, the Tenant undertakes to give notice of the same to the Company the moment it is made aware of it, as quickly as possible under the circumstances, and to act in accordance with the Company's instructions with regard thereto.

17A.2	It is agreed that:

17A.2.1	The Company undertakes to repair only those damages relating to the installation of the Structure, the walls and ceilings of the Structure, stability of the Structure, electrical, sewage, and water systems, in a reasonable amount of time under the circumstances provided that these damages were not caused as a result of improper use of the Additional Leasehold by the Tenant.

17A.2.2	The Tenant undertakes to repair, itself and at its expense, any damage, defect, breakage, or fault caused to the Additional Leasehold and/or its systems which is not the responsibility of the Company as stated in Section 17A.2.1, above.

To the extent the Tenant does not repair the damage, the fault, the breakage, or the defect, the Company shall be entitled to make the repair in any way it sees fit, whether on its own or by means of an agent, and the Tenant hereby undertakes to pay the Company for the expenses from the repair incurred by the Company resulting from the Tenant's above omission, immediately upon receiving the receipt for the expenses from the repair and/or as applicable, the damages, from the Company, without derogating from the Company's right to any other remedy granted under this Agreement or under the provisions of any law.

17.2.3	The term 'repair' with regard to this Section and with regard to it alone also means replacing that which requires repair, to the extent necessary, with a new such article, all at the Company's discretion."

6.	Amendment of Insurance Clauses

6.1.	It is agreed that as of the date of the execution of this Addendum, Section 23 of the Lease Agreement (including all subsections) shall be void and replaced by Section 23 in the following wording:

“23.	Insurance

23.1	Subject to the provisions of this Agreement and all that relates to authorization to perform work in the Leasehold, should any such work be done in the Leasehold by the Tenant and/or its agent on any date during the course of the Term of the Lease, the Tenant undertakes to provide the Company, prior to commencing execution of such work, confirmation of having obtained insurance for the Tenant's work, [in the form] attached to this Agreement and constituting an integral part hereof, marked as Appendix F (respectively – hereinafter: the "Confirmation of Insurance for the Tenant's Construction Work" and the "Tenant's Construction Work Insurance"), signed by its insurer.

The Tenant declares that it is aware that provision of said Confirmation of Insurance for the Tenant's Construction Work is a condition precedent and precondition to the execution of any work in the Leasehold, and the Company and/or the Management Company of the structures (if one exists) (in this Section 23, hereinafter: the "Management Company") shall be entitled (but not obligated) to prevent the Tenant from executing the work in the Leasehold, if said confirmation is not provided to it prior to the commencement of the execution of the work.

23.2	During the entire course of the Term of the Lease, the Tenant undertakes to obtain and maintain the insurance policies specified in the confirmation of insurance attached to this Agreement and which constitute an integral part hereof and is marked Appendix F1 (respectively – hereinafter: the "Confirmation of the Tenant's Fixed Insurance Policies" and the "Tenant's Fixed Insurance Policies").

23.3	Without requiring a demand on the part of the Company and/or the Management Company, the Tenant undertakes to provide the Company and/or the Management Company, prior to the date on which any property is brought into the Leasehold (other than the property included in the insured construction work insured under the Confirmation of Insurance for the Tenant's Construction Work), with the Confirmation of the Tenant's Fixed Insurance Policies.

The Tenant declares that it is aware that delivery of the Confirmation of the Tenant's Fixed Insurance Policies is a condition precedent as well as a precondition to bringing any property into the Leasehold (other than the property included in the work insured under the Tenant’s Construction Work Insurance) and/or to operation of the Leasehold for the Purpose of the Lease, and the Company and/or the Management Company shall be entitled (but not obligated) to prevent the Tenant from bringing in said property and/or operating the Leasehold for the Purpose of the Lease in the event it was not delivered prior to the date indicated above.

23.4	It is agreed that the Tenant is entitled not to take out a policy for resultant loss, full or partial, as specified in Section (4) of the Confirmation of the Tenant's Fixed Insurance Policies and/or not to purchase coverage with respect to broken glass, full or partial, as specified in Section (1) of the Confirmation of the Tenant's Fixed Insurance Policies, but the exception specified in Section 7.23, below, will apply as if said insurance policies were obtained in full.

23.5	If, in the Tenant’s opinion, it is necessary to obtain insurance that is additional and/or supplemental to the Tenant's Construction Work Insurance and/or the Tenant's Fixed Insurance Policies, the Tenant undertakes to obtain and maintain said additional and/or supplemental insurance. Any such additional or supplemental insurance will include a clause regarding waiver of the right to subrogation vis-à-vis the Company and/or the Management Company and any of their representatives. Similarly, with regard to liability insurance policies, the name of the insured will be expanded to include the Company and/or the Management Company subject to a cross-liability clause according to which the insurance is considered as having been issued separately for each of the individual insureds.

23.6	The Tenant undertakes to update the insurance amounts with respect to the insurance policies obtained under Sections (1) and (4) of the Confirmation of the Tenant's Fixed Insurance Policies, from time to time, in order that they always reflect the full value of the subject of the insurance insured by them.

23.7	The Tenant releases the Company and/or the Management Company and/or any of their representatives, as well as the Other Rights Holders who, in the lease agreements of the Other Rights Holders or any other agreement granting such Other Rights Holders rights in the structures, there is a parallel release for the Tenant from liability with respect to damage from which he is entitled to indemnification with respect thereto under the insurance policies taken out according to Section (1) of the Confirmation of Insurance for the Tenant's Construction Work, Sections (1) and (4) of the Confirmation of the Tenant's Fixed Insurance Policies and, in relation to the Company and/or the Management Company or any of their agents, with respect to additional property insurances that it obtains as stated in Section 23.5, above (or with respect to which it would have been entitled to indemnification but for the deductible stipulated in the policies), but such release from liability will not apply in favor of a person who maliciously causes damage.

23.8	no later than 14 days prior to the date of the expiration of the Tenant's Fixed Insurance Policies, the Tenant undertakes to provide the Company and/or the Management Company with Confirmation of the Tenant's Fixed Insurance Policies with respect to the extension of its duration for an additional year. The Tenant undertakes to continue to deposit Confirmation of the Tenant's Fixed Insurance Policies on the dates stipulated, each insurance year, for as long as this Agreement is in effect.

23.9	Each time the Tenant's insurer notifies the Company that any of the Tenant's Fixed Insurance Policies faces cancellation or that there will be an adverse change to it as stated at the end of Appendices F and F1, the Tenant undertakes to re-obtain that same policy and to provide confirmation of having obtained new insurance, 30 days prior to the date of the cancellation or adverse change to said insurance.

23.10	For the avoidance of doubt, it is clarified that failure to provide confirmations of insurance on time, as stated in Sections 23.1, 23.3, 23.8, and 23.9, above, will not detract from the Tenant's obligations under this Agreement including, without derogating from the generality of the above, any payment obligation which applies to the Tenant, and the Tenant undertakes to fulfill all of its obligations under this Agreement even if it is prevented from carrying out construction work and/or bringing property into the Leasehold and/or operating the Leasehold for the Purpose of the Lease as a result of not having presented the confirmations on time.

23.11	The Company and/or the Management Company are entitled to examine the insurance confirmations provided by the Tenant as stated in Section 23.1, 23.3, 23.8, and 23.9, above, and the Tenant undertakes to make any change or amendment required in order to conform them to the Tenant's obligations as stated in this Agreement. The Tenant declares that the right of review of the Company and/or the Management Company in relation to the insurance confirmations and their right to require their amendment as specified, above, does not impose on the Company and/or the Management Company and/or any of their agents, any obligation or liability whatsoever in anything related to said insurance confirmations, the quality, scope, or validity of the insurance policies obtained under said confirmations, or regarding their absence, and it does not derogate from any obligation whatsoever imposed on the Tenant under this Agreement and/or by law.

23.12	The Tenant undertakes to abide by the terms of the insurance policies that it obtains, to pay the insurance premiums in full and on time as agreed with the insurer, and not to commit any act that may reduce and/or cancel the validity of the insurance policies, and will ensure and ascertain that the Tenant's Fixed Insurance Policies are renewed from time to time as needed and remain in effect during the entire Term of the Lease.

23.13	The Tenant undertakes to comply with the safety procedures/guidelines that will be published (if they are published) from time to time by the Company and/or the Management Company.

23.14	For the removal of doubt, it is hereby agreed that the limits of liability required from what is stated in Appendices F and F1 are the minimum requirement placed on the Tenant. The Tenant declares and confirms that it is precluded from raising any claim and/or request against the Company and/or the Management Company and/or anyone acting on their behalf for anything related to the stated limits of liability.

23.15	The Tenant hereby declares that it is aware that the Company and/or the Management Company do not undertake to maintain guard services and/or other means of security in the structures and/or the Leasehold, and, should they do so, this does not create an obligation or a duty to the Tenant. It is also expressly agreed that the Guard Law, 1967, does not apply to the Agreement and to its appendices.

6.2.	On the date of the execution of this Addendum, the Tenant will provide the Company with insurance confirmations in the Tenant's name in accordance with the provisions of Section 23 of the Lease Agreement (as amended by Section 6.1 of this Addendum, above).

7.	Bank Guarantee

As of the date of the execution of this Addendum, the following changes will apply to the Lease Agreement:

7.1.	As of May 5, 2015, Section 26 of the Lease Agreement (including all subsections) shall be void and replaced by Section 26 in the following wording:

“26.	Bank Guarantee

26.1	The Tenant undertakes to provide the Company, upon the execution of this Agreement, an autonomous unconditional, nonnegotiable bank guarantee, drafted in favor of the Company as beneficiary, exercisable all at once and in increments, duly stamped at the Tenant’s expense, in the sum of NIS 400,000 (four hundred thousand new Israeli shekels) (hereinafter: the "Base Guarantee Amount in Relation to the Original Leasehold") to ensure performance of all of its obligations under this Agreement, that shall be valid or renewed annually as of the date of the inception of the Agreement and until the end of three months following the end of the Extended Term of the Lease, in the wording attached to this Agreement as Appendix G (hereinafter: the ‘Bank Guarantee in Relation to the Original Leasehold’).

The Tenant undertakes to provide the Company, by May 5, 2015, an autonomous unconditional, nonnegotiable bank guarantee, drafted in favor of the Company as beneficiary, exercisable all at once and in increments, duly stamped at the Tenant’s expense, in the sum of NIS 92,900 (ninety-two thousand nine hundred new Israeli shekels) (hereinafter: the 'Base Guarantee Amount in Relation to the Additional Leasehold') to ensure performance of all of its obligations under this Agreement, that shall be valid or renewed annually as of May 5, 2015 and until the end of three months following the end of the Extended Term of the Lease, in the wording attached to this Agreement as Appendix G (hereinafter: the 'Bank Guarantee in Relation to the Additional Leasehold').

The Base Guarantee Amount in Relation to the Original Leasehold and the Base Guarantee Amount in Relation to the Additional Leasehold shall hereinafter jointly be called: the 'Base Guarantee Amount.'

The Bank Guarantee in Relation to the Original Leasehold and the Bank Guarantee in Relation to the Additional Leasehold will hereinafter jointly be called: the 'Bank Guarantee.'

26.2	The Bank Guarantee in Relation to the Original Leasehold shall be linked to the Index such that if it is discovered on the date the Bank Guarantee is exercised that the new Index has gone up in comparison to the Base Index, any amount required by the increase in the New Index as compared to the Base Index will be added to the amount of the Bank Guarantee in Relation to the Original Leasehold (the Base Guarantee Amount in Relation to the Original Leasehold).

The Bank Guarantee in Relation to the Additional Leasehold shall be linked to the Index such that if it is discovered on the date the Bank Guarantee is exercised that the new Index has gone up in comparison to the Base Index in Relation to the Additional Leasehold, any amount required by the increase in the New Index as compared to the Base Index will be added to the amount of the Bank Guarantee in Relation to the Additional Leasehold (the Base Guarantee Amount in Relation to the Additional Leasehold).

With regard to this:

The 'New Index' – the Index that will be known on the date the Bank Guarantee is exercised.

26.3	Without derogating from the other provisions of this Agreement, it is agreed that in any case in which the Tenant did not pay any amount it is required to pay under this Agreement and/or in any case in which the Tenant breached any of its obligations under this Agreement and as a result, the Company incurred any damage and/or expense and/or the Company bore (or was required to bear) any damage or expense stemming from an action or an omission by the Tenant, the Company shall be entitled, at any time it sees fit, if at all, and until the expiration of the Bank Guarantee, to exercise the Bank Guarantee, in whole or in part, at its decision, and without being required to explain this to the guaranteeing bank, in order that said Bank Guarantee monies be used as indemnification (full or partial, as applicable), of the Company with respect to any amount it is owed under this Agreement and/or expense or damage caused to the Company as aforesaid by the Tenant subject to 14 days' prior written notice to the Tenant and to the extent the breach was not corrected. Should the Company thus exercise the Bank Guarantee, in whole or in part, the Tenant will provide the Company, within 14 days, with a new bank guarantee for the missing amount such that the full amount of the Bank Guarantee, linked to the Index as stated in Section 26.2, above, will once again be in the Company's possession.

For the avoidance of doubt, should the Company decide to exercise only a portion of the amount of the Bank Guarantee, the Bank Guarantee shall remain valid in relation to the balance of the amount of the Bank Guarantee as stated above, without the Company being required to return the actual guarantee to the Bank or, alternatively, the Company will be provided with a new guarantee for the balance of the amount of the Bank Guarantee.

26.4	All expenses and fees involved in obtaining the Bank Guarantee will apply to and be paid by the Tenant.

To the extent that the duration of this Agreement is extended, the Tenant undertakes to extend the duration of the Bank Guarantee and to provide the Company with said extended guarantee (or the guarantor's confirmation of such extension of the Bank Guarantee) prior to the commencement of the Extended Term of the Lease. It is clarified that to the extent the Tenant does not act as stated in this Section 26.4, above, the Company will be entitled, at its exclusive discretion, to instruct the Bank to foreclose the above extended guarantee and to hold it as a deposit."

7.2.	For the avoidance of doubt, it is clarified that on the date of the execution of this Addendum, the Tenant will provide the Company with a bank guarantee in relation to the Additional Leasehold in the Tenant's name in the sum of NIS 92,000 in accordance with the provisions of Section 26 of the Lease Agreement (as amended by Section 8.3 of this Addendum, above). It is further clarified that a bank guarantee in relation to the Additional Leasehold is deposited with the Company in addition to the bank guarantee in relation to the Original Leasehold in the sum of NIS 400,000 which is currently in the Company's possession.

8.	Amendment of the Letter of Undertaking – Appendix E to the Lease Agreement

As of May 5, 2015, the following modifications will apply to the Letter of Undertaking (Appendix E to the Lease Agreement):

8.1.	The second Whereas in the Letter of Undertaking will be void and replaced by the following Whereas:

"And whereas:	The lessee has requested of the Company that it consent that we, Itamar Medical Ltd., priv. co. no. 512434218 (hereinafter: the 'Tenant') lease a total area expected to be approximately 247.59 m² (hereinafter: the 'Leasehold'), all as specified in the lease agreement between us and the lessee attached as Appendix A to this Letter of Undertaking (hereinafter: the 'Lease Agreement');

8.2.	Section 6.10 of the Letter of Undertaking will be void and replaced with Section 6.10 in the following wording:

“6.10	To ensure all of our obligations under this Letter of Undertaking, including but without derogating from the generality of the above, our obligation to pay service fees and management fees, as specified in this section, we will deposit with the Company, no later than May 5, 2015, an autonomous unconditional bank guarantee which is nonnegotiable in the sum of NIS 80,800 (hereinafter, respectively: the 'Base Guarantee Amount' and the 'Bank Guarantee') it shall be valid for the entire period of time commencing on May 5, 2015 and until the end of one month from the date of the end of the Term of the Lease and/or the Extended Term of the Lease, as applicable (as defined in the Lease Agreement between us and the lessee) and the wording attached to this Letter of Undertaking as Appendix A.

We will provide the Company, no later than _______ with a bank guarantee which shall be valid for a period of not less than one year and in such case, undertakes to extend the duration of the Bank Guarantee from time to time at least 14 (fourteen) days prior to the end of the duration of the guarantee (or the extended Bank Guarantee, as applicable) and for periods of time that shall not be less than one year each, such that the Bank Guarantee shall be valid during the entire period of time commencing on the date of the commencement of the Term of the Lease and ending 60 (sixty) days after the end of the Term of the Lease. Without derogating from our undertaking to extend the duration of the Bank Guarantee at least 14 days prior to its expiration, in the event that we do not present the Company with an extension of the Bank Guarantee at least 14 days before its expiration, the Company shall be entitled (but not obligated) to exercise the Bank Guarantee and to maintain possession of the funds received as a surety in place of the Bank Guarantee.

6.10.1	The Bank Guarantee shall be linked to the Index such that if it is discovered on the date the Bank Guaranteed is exercised that the new Index has gone up in comparison to the Base Index for the Bank Guarantee, any amount required by the increase in the New Index as compared to the Base Index for the Bank Guarantee will be added to the amount of the Bank Guarantee (the Base Guarantee Amount).

With regard to this: the 'Base Index for the Bank Guarantee' – the index for the month of February as published on the 15th of the month of March 2015, which is 532.12 points (according to a 1987 average basis). [The known Index will be filled in on the date the Addendum is executed].

The 'New Index' – the Index that will be known on the date the Bank Guarantee is exercised.

For the avoidance of doubt, it is clarified that in any case in which the New Index shall be lower than the Base Index for the Bank Guarantee, the New Index will not be considered and the last known Index that is higher than the Base Index for the Bank Guarantee will be used.

6.10.2	In any event in which we have breached any of our obligations under this Letter of Undertaking and as a result, the Company has incurred any damage and/or the Company bore (or was required to bear) any damage as a result of any expense stemming from our action or omission, the Company shall be entitled, at any time it sees fit, if at all, and until the end of the duration of the Bank Guarantee, to exercise the Bank Guarantee, in whole or in part, at its decision and without being required to explain it to the guaranteeing bank, subject to prior written notice of 14 days and to the extent that the breach has not been corrected, in order that the monies from said Bank Guarantee be used as an indemnity (as applicable) from the Tenant to the Company with respect to the expense of damage thus caused by us to the Company. Should the Company thus exercise the Bank Guarantee, in whole or in part, we will provide the Company, within 14 days, with a new bank guarantee for the missing amount such that the full amount of the Bank Guarantee, linked to the Index as stated in Section 6.10.1, above, will once again be in the Company's possession.

6.10.3	For the avoidance of doubt, should the Company decide to exercise only a portion of the amount of the Bank Guarantee, the Bank Guarantee shall remain valid in relation to the balance of the amount of the Bank Guarantee as stated above, that was not exercised by the Company.

6.10.4	For the avoidance of doubt, the provision of the Bank Guarantee does not release or diminish our obligation to fulfill all of our obligations under this Letter of Undertaking and likewise does not derogate from our obligation to indemnify the Company with respect to any expense and/or damage caused to the Company as a result of an action or omission for which we are responsible.

6.10.5	All expenses, taxes, and fees involved in obtaining the Bank Guarantee will apply to and be paid by us.

To the extent that the duration of the Lease Agreement is extended, we undertake to extend the duration of the Bank Guarantee and to provide the Company with said extended guarantee (or the guarantor bank's confirmation of such extension of the Bank Guarantee) 14 days prior to the expiration of the Bank Guarantee. To the extent we do not act as stated, the Company will be entitled, at its exclusive discretion, to instruct the guaranteeing bank to foreclose the above extended guarantee and to hold it as a deposit (or to instruct the guaranteeing bank to extend the duration of said Bank Guarantee)."

8.3.	On the date of the execution of this Addendum, the Tenant will provide the Company with a bank guarantee in the sum of NIS 80,000 in accordance with the provisions of Section 6 of the Letter of Undertaking (as amended by Section 9.2 of this Addendum).

9.	General

9.1.	Subject to what is stated in this Addendum to the Lease Agreement, all of the provisions of the Lease Agreement and its appendices shall remain in effect.

9.2.	For the avoidance of doubt, the Tenant hereby declares that it is aware that:

10.2.1.	Its undertakings under this Addendum do not derogate from its obligations under the Lease Agreement and its appendices, but rather are in addition thereto.

10.2.2.	Subject to what is stated in this Addendum, the provisions of this Addendum do not derogate from the provisions of the Lease Agreement and its appendices or any right granted the Company and to the Tenant thereunder.

In witness whereof, the Parties have set their hand:

/s/ Itamar Medical Ltd.

The Company	The Tenant

[INFORMAL ENGLISH TRANSLATION]

Fourth Addendum to the Unprotected Lease Agreement of the 19th of July 2007

Entered into and executed in Caesarea on the 9th of the month of August in the year 2015.

Between:	The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.
Private co. no. 513082321
2 Ha-Eashel St., Caesarea 38900
(hereinafter: the "Company")

the Party of the First Part;

and between	Itamar Medical Ltd.
Private co. no. 512431218
7 Ha-Eshel Street, Industry Park, Caesarea
(hereinafter: the "Tenant")

the Party of the second part;

Whereas:	On July 19, 2007, an unprotected lease agreement (hereinafter: the "Original Lease Agreement") was executed between the Company and between the Tenant in relation to the Leasehold in the Ofek 4 building (hereinafter: the "Structure"), all as specified and as defined in the Original Lease Agreement;

And whereas:	On December 25, 2008, the First Addendum to the Original Lease Agreement (hereinafter: the "First Addendum") according to which, inter alia, the area of the Leasehold as defined in the First Addendum was reduced to the three floors of the northern wing, a storeroom, and covered as well as uncovered parking spots, and the Rent as defined in the First Addendum was modified, all as specified in the First Addendum;

And whereas:	In 2013, a Second Addendum to the Original Lease Agreement (hereinafter: the "Second Addendum") as executed according to which, inter alia, the duration of the Term of the Lease was extended until January 19, 2019, the area of the Leasehold was reduced to two floors of the northern wing, a storeroom, and covered as well as uncovered parking spots, as defined in the Second Addendum, and the Rent was modified, all as specified in the Second Addendum;

And whereas:	On March 23, 2015, a Third Addendum to the Original Lease Agreement (hereinafter: the "Third Addendum") was executed, according to which, inter alia, the Tenant rented additional space on the second floor of the structure located in the Leasehold as defined in the Third Addendum;

The Original Lease Agreement, as amended by means of the First Addendum, the Second Addendum, and the Third Addendum, will hereinafter be called: the "Lease Agreement;"

And whereas:	The Tenant requested of the Company to lease additional parking spots and the Company is willing to grant the Tenant’s request;

And whereas:	The Parties agree that additional parking spots be added to the Leasehold as stated above, all as specified in this Addendum, below;

Therefore, it is stipulated, declared, and agreed between the parties as follows:

1.	Preamble and Headings

1.1.	The preamble to this Addendum to the Lease Agreement and its appendices constitutes an integral part thereof.

1.2	The margin titles appearing in this Addendum are for convenience only and shall not be given any interpretive value.

1.3.	All of the terms of this Addendum will be interpreted according to the definitions stipulated for them in the Lease Agreement, unless it is inconsistent with context and subject to the express definition of the terms in this Addendum.

1.4.	The following documents are attached as appendices to this Addendum and constitute an integral part hereof:

Appendix A – Blueprint of the parking spots

2.	Changes in Definitions

2.1.	It is agreed that as of July 19, 2015, in Section 2.1 of the Lease Agreement (as amended by Section 2.1 and 2.2 of the Third Addendum), the words "and 2 uncovered parking spots in the yard of the Structure, as indicated in yellow in the blueprint attached to this Agreement as Appendix A3 (hereinafter: the 'Additional Uncovered Parking Spots')" shall be deleted and replaced with "and 4 uncovered parking spots in the yard of the Structure, as indicated in yellow on the blueprint attached to this Agreement as Appendix A3 (hereinafter: the 'Additional Uncovered Parking Spots')."

2.2.	Without derogating from what is stated in the Lease Agreement, for the avoidance of doubt, it is clarified that the Tenant undertakes to pay the Company the sum of NIS 65 per month for each Additional Uncovered Parking Spot.

2.3.	It was agreed that as of July 19, 2015, in place of the blueprint for the Additional Covered Parking Spots and the Additional Uncovered Parking Spots attached as Appendix A3 to the Lease Agreement shall be replaced by the blueprint attached to this Addendum as Appendix 1.

3.	General

3.1.	Subject to what is stated in this Addendum to the Lease Agreement, all of the provisions of the Lease Agreement and its appendices shall remain in effect.

3.2.	For the avoidance of doubt, the Tenant hereby declares that it is aware that:

3.2.1.	Its undertakings under this Addendum do not derogate from its obligations under the Lease Agreement and its appendices but rather are in addition thereto.

3.2.2.	Subject to what is stated in this Addendum, the provisions of this Addendum do not derogate from the provisions of the Lease Agreement and its appendices or any right granted the Company and to the Tenant thereunder.

In witness whereof, the Parties have set their hand:

/s/ Itamar Medical Ltd.

The Company	The Tenant

Fifth Addendum to the Unprotected Lease Agreement of the 19th of July 2007

Entered into and executed in Caesarea on the 19th of the month of January in the year 2019.

Between:	The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.
Private co. no. 513082321
2 Ha-Eshel Street, Caesarea, 3079501
(hereinafter: the “Company”)

the Party of the First Part;

and between	Itamar Medical Ltd.
Private co. no. 512434218
9 Halamish Street, Caesarea Industrial Park, Caesarea 3079580
(hereinafter: the “Tenant”)

the Party of the second part;

Whereas:	On July 19, 2007, an unprotected lease agreement (hereinafter: the “Original Lease Agreement”) was executed between the Company and the Tenant in relation to the Leasehold in the Ofek 4 building (hereinafter: the “Structure”), all as specified and as defined in the Original Lease Agreement;

And whereas:	On December 25, 2008, the First Addendum to the Original Lease Agreement (hereinafter: the “First Addendum”) was executed, according to which, inter alia, the area of the Leasehold as defined in the First Supplement was reduced and the Rent as defined in the First Addendum was modified, all as specified in the First Addendum;

And whereas:	In 2013, the Second Addendum to the Original Lease Agreement (hereinafter: the “Second Addendum”) was executed, according to which, inter alia, the duration of the Term of the Lease was extended to January 19, 2019, the area of the Leasehold was reduced and the Rent modified, all as specified in the Second Addendum;

And whereas:	On March 25, 2015, the Third Addendum to the Original Lease Agreement (hereinafter: the “Third Addendum”) was executed, according to which, inter alia, the Tenant leased an additional area on the second floor of the Structure, all as specified in the Third Addendum;

And whereas:	On August 9, 2015, the Fourth Addendum to the Original Lease Agreement (hereinafter: the “Fourth Addendum”) was executed, according to which, inter alia, the Tenant leased additional parking spaces, all as specified in the Fourth Addendum;

The Original Lease Agreement, as amended by the First Addendum, the Second Addendum, the Third Addendum and the Fourth Addendum will hereinafter be called: the “Lease Agreement;”

And whereas:	The Tenant made a request to the Company to extend the term of the lease and the Company is willing to grant the Tenant’s request, all as specified in this Fifth Addendum, below.

Therefore, it is declared, stipulated, and agreed between the Parties as follows:

1

1.	Preamble and Headings

1.1	The preamble to this Addendum to the Lease Agreement and its appendices constitutes an integral part thereof.
1.2	The margin titles appearing in this Addendum to the Lease Agreement are for convenience purposes only and shall not be used for interpretation purposes.
1.3	Unless explicitly defined in this Addendum, the terms in this Addendum shall have the meaning ascribed to them in the Lease Agreement unless the context dictates otherwise.
1.4	The following documents are attached as appendices to this Addendum and constitute an integral part hereof:

Appendices 1 and 2-Confirmation of insurance policies

2.	Parking

For the avoidance of doubt, it is clarified that the Tenant leases from the Company, 12 covered parking spaces on the split floor and 16 uncovered spots in the yard of the Structure and all as set forth in the Lease Agreement.

3.	Term of the Lease

It is agreed that as of January 19, 2019, the Term of the Lease, as set forth in Section 6 of the Lease Agreement, shall be revised and extended such that it shall end after an additional period of 30 months, on July 18, 2021 (hereinafter: the “Revised Leased Period”).

4.	Amendment of Insurance Clauses

4.1.	It is agreed that as of January 19, 2019 Section 23 of the Lease Agreement (as amended by the Third Addendum) shall be void and replaced by Section 23 in the following wording:

“23. Insurance

23.1	Subject to the provisions of this Agreement and all that relates to authorization to perform renovation in the Leasehold, should any such renovation be done in the Leasehold by the Tenant and/or its agent on any date during the course of the Term of the Lease, the Tenant undertakes to provide the Company, prior to commencing execution of such renovation, confirmation of having obtained insurance for the Tenant’s renovation, [in the form] attached to this Agreement and constituting an integral part hereof, marked as Appendix F (respectively – hereinafter: the “Confirmation of Insurance for the Tenant’s Construction Work” and the “Tenant’s Construction Work Insurance”), signed by its insurer.

2

The Tenant declares that it is aware that provision of said Confirmation of Insurance for the Tenant’s Construction Work is a condition precedent and precondition to the execution of any renovation in the Leasehold, and the Company and/or the Management Company of the structures (if one exists) (in this Section 23, hereinafter: the “Management Company”) shall be entitled (but not obligated) to prevent the Tenant from executing the renovation in the Leasehold, if said confirmation is not provided to it prior to the commencement of the execution of the renovation.

Notwithstanding the foregoing, with respect to the renovation in the Leasehold, the value of which does not exceed NIS 250,000, the Tenant may not procure insurance for such contracting works, provided that it furnishes a certificate of insurance for the Tenant’s Fixed Insurance Policies, which shall include a paragraph as follows: “For the avoidance of doubt it is hereby clarified that the insurance set forth above applies also in the course of performance of any renovation by the Tenant and/or anyone acting on its behalf, including construction work, adjustment, improvement, renovation, removal and the like

23.2	During the entire course of the Term of the Lease, the Tenant undertakes to obtain and maintain the insurance policies specified in the confirmation of insurance attached to this Agreement and which constitute an integral part hereof and is marked Appendix 1 (respectively – hereinafter: the “Confirmation of the Tenant’s Fixed Insurance Policies” and the “Tenant’s Fixed Insurance Policies”).

23.3	Without requiring a demand on the part of the Company and/or the Management Company, the Tenant undertakes to provide the Company and/or the Management Company, prior to the date on which any property is brought into the Leasehold (other than the property included in the insured construction work insured under the Confirmation of Insurance for the Tenant’s Construction Work), with the Confirmation of the Tenant’s Fixed Insurance Policies.

3

The Tenant declares that it is aware that delivery of the Confirmation of the Tenant’s Fixed Insurance Policies is a condition precedent as well as a precondition to bringing any property into the Leasehold (other than the property included in the renovation insured under the Tenant’s Construction Work Insurance) and/or to operation of the Leasehold for the Purpose of the Lease, and the Company and/or the Management Company shall be entitled (but not obligated) to prevent the Tenant from bringing in said property and/or operating the Leasehold for the Purpose of the Lease in the event it was not delivered prior to the date indicated above.

23.4	It is agreed that the Tenant is entitled not to take out a policy for resultant loss, full or partial, as specified in Section (4) of the Confirmation of the Tenant’s Fixed Insurance Policies and/or not to purchase coverage with respect to broken glass, full or partial, as specified in Section (1) of the Confirmation of the Tenant’s Fixed Insurance Policies, but the exception specified in Section 7.23, below, will apply as if said insurance policies were obtained in full.

23.5	If, in the Tenant’s opinion, it is necessary to obtain insurance that is additional and/or supplemental to the Tenant’s Construction Work Insurance and/or the Tenant’s Fixed Insurance Policies, the Tenant undertakes to obtain and maintain said additional and/or supplemental insurance. Any such additional or supplemental insurance will include a clause regarding waiver of the right to subrogation vis-à-vis the Company and/or the Management Company and any of their representatives. Similarly, with regard to liability insurance policies, the name of the insured will be expanded to include the Company and/or the Management Company subject to a cross-liability clause according to which the insurance is considered as having been issued separately for each of the individual insureds.

23.6	The Tenant undertakes to update the insurance amounts with respect to the insurance policies obtained under Sections (1) and (4) of the Confirmation of the Tenant’s Fixed Insurance Policies, from time to time, so that they always reflect the full value of the subject of the insurance insured by them.

4

23.7	The Tenant releases the Company and/or the Management Company and/or any of their representatives, as well as the Other Rights Holders who, in the lease agreements of the Other Rights Holders or any other agreement granting such Other Rights Holders rights in the structures, there is a parallel release for the Tenant from liability with respect to damage from which he is entitled to indemnification with respect thereto under the insurance policies taken out according to Section (1) of the Confirmation of Insurance for the Tenant’s Construction Work, Sections (1) and (4) of the Confirmation of the Tenant’s Fixed Insurance Policies and, in relation to the Company and/or the Management Company or any of their agents, with respect to additional property insurances that it obtains as stated in Section 23.5, above (or with respect to which it would have been entitled to indemnification except for the deductible stipulated in the policies), but such release from liability will not apply in favor of a person who maliciously causes damage.

23.8	No later than 14 days prior to the date of the expiration of the Tenant’s Fixed Insurance Policies, the Tenant undertakes to provide the Company and/or the Management Company with Confirmation of the Tenant’s Fixed Insurance Policies with respect to the extension of its duration for an additional year. The Tenant undertakes to continue to deposit Confirmation of the Tenant’s Fixed Insurance Policies on the dates stipulated, each insurance year, for as long as this Agreement is in effect.

23.9	Each time the Tenant’s insurer notifies the Company that any of the Tenant’s Fixed Insurance Policies faces cancellation or that there will be an adverse change to it as stated at the end of Appendices F and F1, the Tenant undertakes to re-obtain that same policy and to provide confirmation of having obtained new insurance, 30 days prior to the date of the cancellation or adverse change to said insurance.

23.10	For the avoidance of doubt, it is clarified that failure to provide confirmations of insurance on time, as stated in Sections 23.1, 23.3, 23.8, and 23.9, above, will not detract from the Tenant’s obligations under this Agreement including, without derogating from the generality of the above, any payment obligation which applies to the Tenant, and the Tenant undertakes to fulfill all of its obligations under this Agreement even if it is prevented from carrying out construction work and/or bringing property into the Leasehold and/or operating the Leasehold for the Purpose of the Lease as a result of not having presented the confirmations on time.

5

23.11	The Company and/or the Management Company are entitled to examine the insurance confirmations provided by the Tenant and the Tenant undertakes to make any change or amendment required in order to conform them to the Tenant’s obligations as stated in this Agreement. The Tenant declares that the right of review of the Company and/or the Management Company in relation to the insurance confirmations and their right to require their amendment as specified, above, does not impose on the Company and/or the Management Company and/or any of their agents, any obligation or liability whatsoever in anything related to said insurance confirmations, the quality, scope, or validity of the insurance policies obtained under said confirmations, or regarding their absence, and it does not derogate from any obligation whatsoever imposed on the Tenant under this Agreement and/or by law.

23.12	The Tenant undertakes to abide by the terms of the insurance policies that it obtains, to pay the insurance premiums in full and on time and will ensure and ascertain that the Tenant’s Fixed Insurance Policies are renewed from time to time as needed and remain in effect during the entire Term of the Lease.

23.13	The Tenant undertakes to comply with the safety procedures/guidelines that will be published (if they are published) from time to time by the Company and/or the Management Company.

23.14	For the removal of doubt, it is hereby agreed that the limits of liability required from what is stated in Appendices F and F1 are the minimum requirement placed on the Tenant. The Tenant declares and confirms that it is precluded from raising any claim and/or request against the Company and/or the Management Company and/or anyone acting on their behalf for anything related to the stated limits of liability.

23.15	The Tenant hereby declares that it is aware that the Company and/or the Management Company do not undertake to maintain guard services and/or other means of security in the structures and/or the Leasehold, and, should they do so, this does not create an obligation or a duty to the Tenant. It is also expressly agreed that the Guard Law, 1967, does not apply to the Agreement and to its appendices.

4.2.	It is agreed that as of January 19, 2019 Appendices F and F1 to the Lease Agreement (as added by the Third Addendum) are void and shall be replaced by Appendices 1 and 2 to this Addendum, which shall form Appendices F and F1 to the Lease Agreement.

6

4.3.	Within one week of the execution of this Addendum, the Tenant will provide the Company with insurance confirmations in the Tenant’s name in accordance with the provisions of Section 23 of the Lease Agreement (as amended by Section 4.1 above) in the form attached as Appendices 1 and 2 to this Addendum. It is clarified that pursuant to Section 23.1 to the Lease Agreement, Appendix 1 to this Addendum shall only be provided if the Tenant performs renovations.

5.	Bank Guarantee

Concurrent with the execution of this Addendum, the Tenant will provide the Company with an extension of the bank guarantee currently in the possession of the Company, which will be valid or renewed each year in advance, commencing from January 19, 2019 and until the lapse of three months after the Revised Lease Period.

6.	General

6.1.	Subject to what is stated in this Addendum to the Lease Agreement, all of the provisions of the Lease Agreement and its appendices shall remain in effect and shall apply during the Revised Lease Period.

6.2.	For the avoidance of doubt, the Tenant hereby declares that it is aware that:

6.2.1.	Its undertakings under this Addendum do not derogate from its obligations under the Lease Agreement and its appendices, but rather are in addition thereto.

6.2.2.	Subject to what is stated in this Addendum, the provisions of this Addendum do not derogate from the provisions of the Lease Agreement and its appendices or any right granted to the Company and to the Tenant thereunder.

In witness whereof, the Parties have hereunder set their hand:

/s/ Gilad Glick /s/ Joseph Tenne
The Company
The Tenant

7

Appendix 1

Confirmation of Insurance for the Tenant’s Construction Work

To

The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.

and/or The Caesarea Edmond Benjamin de Rothschild Assets Corp Ltd.

and/or affiliates

and/or subsidiaries and/or interwoven companies and/or related companies

(will hereinafter jointly be called: the “Company”)

PO Box 3001, Industrial Park

Caesarea 3088900

Ladies and Gentlemen,

Re:	Confirmation of Insurance, inter alia, In All That Relates to the Construction Work to Be Done by the Tenant, As It Is Defined Below, and/or On Its Behalf (hereinafter: the “Work”) In the Property Leased by It in the Ofek 4 Structure Located on the Land Known as Block _______ Parcel ________ In the Caesarea Industry Park (hereinafter, respectively: the “Leasehold” and the “Structure”)

Policy name:	Contractor Work Policy no. ___________________

Policy period:	As of ___________ and until __________ (including both of these days – hereinafter: the “Period of the Work”) as well as an extended maintenance period of 12 months from the end of the Period of the Work.

Insured’s name:	Itamar Medical Ltd. (hereinafter: the “Tenant”), contractors and subcontractors, the Company and the Structure’s management company, to the extent that there is one (hereinafter: the “Management Company”).

Scope of coverage:	The scope of the coverage provided by the insurance specified below is not less than the coverage provided under the text of the insurance policy known as Bit 2013 edition (or the text of the “Bit” policy equivalent to it on the date the insurance is prepared), with all of the extensions that constitute a part of such policy’s text.

Chapters of the Policy

1.	Chapter 1 – Insurance for the Work

Policy number:	____________________

8

Subject of the insurance:	The work, at full value (including materials provided by the Company and/or the Management Company) against loss or damage caused during the course of the duration of the performance of the work at the worksite and during the maintenance period regarding the fulfillment of the Tenant’s obligations during the course of this period and/or discovery of damage during the course of the maintenance period as the result of a reason rooted in the Period of the Work.

Waiver of subrogation:	For the avoidance of doubt, the chapter includes a waiver of the right of subrogation as relates to the Company and/or the Management Company and/or any of their agents, as well as in relation to other lessees, residents, and Other Rights Holders in the Structure (said other lessees, residents, and Other Rights Holders hereinafter, jointly: the “Other Rights Holders”) where the Other Rights Holders’ property insurance includes a parallel clause regarding waiver of the right of subrogation in relation to the Tenant, and/or where the agreement which grants such Other Rights Holders rights in the Structure includes an exemption from liability in favor of the Tenant in respect of loss or damage which is likely to be caused to the property of the Other Rights Holders because of the common [accepted] risks in Contractor Work Insurance or expanded fire insurance; however, said waiver will not apply in favor of a person who maliciously caused such damage.

Special expansions:	The chapter includes an express expansion regarding coverage for property adjacent to the property being worked on with a coverage limit in the sum of at least NIS 800,000.

2.	Chapter 2 – Liability to a Third Party

The insured liability:	Liability stemming from the Work.

Cross-liability:	The chapter is subject to a cross-liability clause according to which the insurance is considered as having been issued separately for each of the individual insureds.

Special clause:	The chapter expressly indicates that the Structure of the Leasehold is considered property of a third party.

Special expansions:	The chapter is expanded to include coverage with respect to:

Subrogation claims by the National Insurance Institute;

Bodily injury stemming from use of mechanical engineering equipment that is a motor vehicle and for which there is no obligation to ensure it under a compulsory insurance policy;

Liability for damage incurred as a result of vibration and weakening of support with a coverage limit in the sum of NIS 800,000.

Coverage limit:	NIS 4,000,000 per incident and cumulatively under the policy.

9

3.	Chapter 3 – Employer Liability

The insured liability:	Liability to any of the individuals employed in the performance of the Work with respect to bodily injury or professional disability likely to be caused to any of them during the course, and as a result, of said employment.

Cancellation of restrictions:	This chapter does not contain any limitation regarding employment of adolescents, works at heights or depths, contractors, subcontractors, and their employees, lures and toxins, and work hours.

Waiver of subrogation:	For the avoidance of doubt, the chapter includes a waiver of the right of subrogation vis-à-vis the Company and/or the Management Company and their agents, but said waiver will not apply in favor of a person who maliciously caused the insurance event.

Coverage limit:	NIS 20,000,000 per incident and cumulatively under the policy. General terms that apply under the policy.

General Terms Applying to All Chapters of the Policy:

A.	The policy specified above includes an express term according to which it takes precedence over every insurance taken out by the Company and/or the Management Company, and we waive any demand and/or claim regarding participation by the insurance policies of the Company and/or the Management Company;

B.	A gross negligence exception, if any, is void, but such cancellation shall not derogate from the insured’s obligations and the insurer’s rights under any law.

C.	Failure to meet the terms of the policy and its conditions in good faith by the Tenant and/or any of its agents will not derogate from the right of the Company and/or the Management Company to indemnification under the policy;

D.	The policy includes an express clause according to which it will not be cancelled, and no adverse change will be made to it during the course of the insurance period unless written notice is provided by registered mail to the Company at least 30 days in advance;

E.	The Tenant alone is liable for payment of the insurance premiums for the policy and payment of the deductibles that apply thereunder.

F.	This confirmation of insurance is subject to the terms of the original policy and its exclusions to the extent they have not been expressly modified under the above.

10

By our signatures, below, we confirm all of the aforesaid.

Today, the ___ of the month of __________, 2019

____________________

Insurer’s Name

____________________

Insurer’s Signature and Stamp

____________________

Signatory’s Name and Position

11

Appendix 2

Confirmation of the Tenant’s Fixed Insurance Policies

To

The Caesarea Edmond Benjamin de Rothschild Assets Corp. (2001) Ltd.

and/or The Caesarea Development Edmond Benjamin de Rothschild Assets Corp Ltd.

and/or parent companies and/or affiliates

and/or subsidiaries and/or interwoven companies and/or related companies

(hereinafter jointly called: the “Company”)

PO Box 3001, Industrial Park

Caesarea 38900

Ladies and Gentlemen,

Re:	Confirmation of Insurance, inter alia, In All That Relates to the Lease in the Ofek 4 Structure Located on the Land Known as Block _______ Parcel ________ In the Caesarea Industry Park (hereinafter, respectively: the “Leasehold” and the “Structure”)

Policy period:	As of ___________ and until __________ (including both of these days)

Insured’s name:	Itamar Medical Ltd. (hereinafter: the “Tenant”)

Scope of coverage:	The scope of the coverage provided by the insurance policies specified below is not less than the coverage provided under the text of the insurance policies known as Bit 2013 edition (or the text of the “Bit” policy parallel to it on the date the insurance is prepared), with all of the extensions that constitute a part of such policy’s text.

The Policies:

1.	Expanded Fire Insurance Policy

Policy number:	____________________

Insured Property:	The contents of the Leasehold, its sun-windows, windows, glass dividers and glass doors, and any other property brought to the Leasehold and/or the Structure by or for the Tenant (including equipment, furnishings, devices [facilities], and inventories), and any modification, improvement, and addition to the Leasehold that were and/or will be made by the Tenant and/or on its behalf, for their full value.

Insured risks:	Loss or damage because of the risks which are common [accepted] in expanded fire coverage, including fire, smoke, lightning, explosion, earthquake, storm and tempest, flood, leak damages and bursting pipes, broken glass, damage by vehicles, damage by aircraft, riots, strikes, malicious damage, as well as damage from break-in.

12

Waiver of subrogation:	The policy includes a waiver of the right of subrogation as relates to the Company and/or the Structure’s Management Company (if any) (hereinafter: the “Management Company”) and/or any of their agents, as well as in relation to other lessees, residents, and Other Rights Holders in the Structure (said other lessees, residents, and Other Rights Holders hereinafter, jointly: the “Other Rights Holders”) where the Other Rights Holders’ property insurance includes a parallel clause regarding waiver of the right of subrogation in relation to the Tenant, and/or where the agreement which grants such Other Rights Holders rights in the Structure includes an exemption from liability in favor of the Tenant in respect of loss or damage which is likely to be caused to the property of the Other Rights Holders because of the common [accepted] risks in expanded fire insurance; however, said waiver will not apply in favor of a person who maliciously caused such damage.

2.	Insurance Policy for Liability to a Third Party

Policy number:	____________________

Insured liability:	The Tenant’s legal obligation in respect of bodily injury and/or damage to property which is likely to be caused to the body or property of any person.

Cancellation of restrictions:	The policy is not subject to any limitation regarding fire, explosion, panic, loading and unloading, poisoning, animals, riots and strikes, any harmful substance in food or drink, liability for and to contractors, subcontractors and their employees, and subrogation claims by the National Insurance Institute.

Expansion of indemnity:	The policy is expanded to indemnify the Company and/or the Management Company with respect to their liability that is likely to be imposed on either of them resulting from the actions and/or omissions of the Tenant and/or any of its agents, subject to a cross-liability clause according to which the insurance is considered as having been issued separately for each of the insured individuals.

Coverage limit:	A sum equal to NIS 20,000,000 per incident and cumulatively under the policy.

13

3.	Policy to Insure Against Employer Liability

Policy number:	____________________

The insured liability:	The Tenant’s liability to its employees with respect to bodily injury and/or professional disability likely to be caused to any of them during the course, and as a result, of their work.

Cancellation of restrictions:	The policy does not include any restriction regarding employment of adolescents, works at heights or depths, lures and toxins, and work hours.

Expanded indemnity:	The policy is expanded to indemnify the Company and/or the Management Company in the event it is determined that in regard to the occurrence of any work accident and/or job-related illness, either of them bears any employer obligations to any of the Tenant’s employees.

Waiver of subrogation:	The policy includes a waiver of the right of subrogation vis-à-vis the Company and/or the Management Company and their agents, but said waiver will not apply in favor of a person who maliciously caused the insurance event.

Coverage limit:	NIS 20,000,000 per incident and cumulatively under the policy.

4.	Policy Insuring Against Consequential Loss

Policy number:	____________________

Subject Matter of the Insurance:	Loss of the Tenant’s gross profit because of loss or damage cause to the insured property according to Section 1, above, and/or to the Leasehold and/or the Structure as a result of one of the risks insured according to Section 1, above during the course of an indemnification period of 12 months.

Waiver of subrogation:	The policy includes a waiver of the right of subrogation as relates to the Company and/or the Management Company and/or any of their agents, as well as the Other Rights Holders where the Other Rights Holders’ consequential loss insurance includes a parallel clause regarding waiver of the right of subrogation in relation to the Tenant, and/or where the agreement which grants such Other Rights Holders rights in the Structure includes an exemption from liability in favor of the Tenant in respect of consequential loss caused to the property of the Other Rights Holders because of the common [accepted] risks in expanded fire insurance; however, said waiver will not apply in favor of a person who maliciously caused such damage.

14

General Terms Applying to All Policies:

A.	The policies specified above include an express term according to which they take precedence over every insurance taken out by the Company and/or the Management Company, and we waive any demand and/or claim regarding participation by the insurance policies of the Company and/or the Management Company;

B.	A gross negligence exception, if any, is void, but such cancellation shall not derogate from the insured’s obligations and the insurer’s rights under any law.

C.	Failure to meet the terms of the policies and their conditions in good faith by the Tenant and/or any of its agents will not derogate from the right of the Company and/or the Management Company to indemnification under any of the above policies;

D.	The policies specified above include an express clause according to which they shall not be cancelled, and no adverse change will be made to them during the course of the insurance period, unless written notice is provided by registered mail to the Company at least 30 days in advance;

E.	The Tenant alone is liable for payment of the insurance premiums for the policies specified above and payment of the deductibles that apply thereunder;

F.	This confirmation of insurance is subject to the terms of the original policies and their exclusions to the extent they have not been expressly modified under the above.

By our signatures, below, we confirm all of the aforesaid.

Today, the __ of the month of __________, 2019

____________________

Insurer’s Name

____________________

Insurer’s Signature and Stamp

____________________

Signatory’s Name and Position

15